EXHIBIT 10.31

LEASE AGREEMENT

by and between

ARC PANJOH54 LLC,
as Landlord,

and

PNC BANK, NATIONAL ASSOCIATION,
as Tenant

Dated: November 25, 2008

Exhibits

Exhibit A - Legal Description of Premises
Exhibit B - Site Plan of Premises and Property
Exhibit C - Form of Memorandum of Lease
Exhibit D - Form of Subordination, Non-Disturbance and Attornment Agreement
Exhibit E - PNC Leases

LEASE AGREEMENT

This Lease Agreement (“Lease”) is made and executed this 25th day of November, 2008, by and between ARC PANJOH54 LLC, a Delaware limited liability company (hereinafter designated as “Landlord”), and PNC BANK, NATIONAL ASSOCIATION, a national banking association (hereinafter designated as “Tenant”).

WITNESSETH:

WHEREAS, Landlord owns certain land and improvements thereon commonly known as 9 West Somerset Street, Raritan, Somerset County, State of New Jersey, also identified as Tax Map Parcel # Block 107, Lot 3, TOGETHER WITH all right, title and interest, if any, of Landlord in and to any easements benefiting the land and all appurtenances (hereinafter referred to as the “Premises”), all as more particularly described by metes and bounds on Exhibit A, which is attached hereto and as shown on the Site Plan attached hereto and made a part hereof as Exhibit B; and

WHEREAS, the Premises includes a building or buildings and site improvements, as shown on the Site Plan (the “Improvements”).

WHEREAS, the Premises and the Improvements are sometimes referred to together herein as the “Property;” and

WHEREAS, Landlord desires to lease the Property to Tenant and Tenant desires to lease the Property from Landlord, upon the terms and conditions set forth in this Lease.

NOW THEREFORE, in consideration of the mutual agreements herein contained, and intending to be legally bound hereby, Landlord and Tenant hereby agree and covenant to and with each other as follows:

Section 1.             Fundamental Lease Provisions; Defined Terms.

Section 1.1           Fundamental Lease Provisions.

(a)	Street address of Premises:

9 West Somerset Street
Raritan, NJ 08869

(b)	Original Term: Ten (10) years.

(c)	Renewal Terms: Four (4) Renewal Terms of Five (5) years each.

(d)	Delivery Date: November 25, 2008

(e)	Term Commencement Date: November 25, 2008

(f)	Rent Commencement Date: November 25, 2008

(g)	Termination Date: November 30, 2018, subject to the exercise of Renewal Terms provided herein.

(h)	Base Rent:

Period:	Annual Base Rent:	Monthly Base Rent:

Original Term
Years 1-5	$80,000.00	$6,666.67
Years 6-10	$88,000.00	$7,333.33
First Renewal Term	$101,200.00	$8,433.33
Second Renewal Term	$116,380.00	$9,698.33
Third Renewal Term	$133,837.00	$11,153.08
Fourth Renewal Term	$153,912.55	$12,826.05

(i)	Address for notices:

To Landlord:
ARC PANJOH54 LLC
c/o American Realty Capital, LLC
106 York Road
Jenkintown, PA 19046
Attn: William M. Kahane

Tel: (215) 887-0354
Fax: (215) 887-2585

With a copy to:
WolfBlock LLP
1650 Arch Street
Philadelphia, PA 19103
Attn: Helene S. Jaron

Tel: (215) 977-2038
Fax: (215) 405-2938

To Tenant (for notices only):

PNC Bank, National Association
c/o PNC Realty Services
Two PNC Plaza-19th Floor
620 Liberty Avenue
Pittsburgh, PA 15222
ATTN: Leasing Manager

Tel: (412) 762-5544
Fax: (412) 762-5952

with copies to:

PNC Bank, National Association
Legal Division
One PNC Plaza - 21st Floor
249 Fifth Avenue
Pittsburgh, PA 15222
Attn: Real Estate Counsel

Tel: (412) 762-4886
Fax: (412) 762-4334

PNC Bank, National Association
Legal Division
1600 Market Street
28th Floor
Philadelphia, PA 19103
Attn: Michael G. Balent, Esq., Chief Counsel

Tel: (215) 585-5029
Fax: (215) 585-8713

(j)	Broker(s): NONE

Section 1.2.           Defined Terms: The following terms, unless otherwise defined herein, shall have the meanings set forth below:

“Additional Rent” shall mean all amounts which Tenant is required to pay pursuant to this Lease in addition to Base Rent, as further defined in Section 4.3 of this Lease.

“Alterations” shall have the meaning set forth in Section 8.3 of this Lease.

“Base Rent” shall have the meaning set forth in Section 4.1 of this Lease.

“Building” shall have the meaning set forth in Witnesseth clause of this Lease.

“Delivery Date” shall mean the date Landlord acquires title to the Property.

“Environmental Complaint” shall have the meaning set forth in Section 22.2 of this Lease.

“Environmental Laws” shall have the meaning set forth in Section 22.1(a) of this Lease.

“Event of Default” shall have the meaning set forth in Section 19.1 of this Lease.

“First Renewal Term” shall have the meaning set forth in Section 3.2 of this Lease.

“Fourth Renewal Term” shall have the meaning set forth in Section 3.2 of this Lease.

“Full Replacement Cost” shall have the meaning set forth in Section 12.1(e) of this Lease.

“Governmental Authorities” shall mean the United States, the State of New Jersey, the County of Somerset and any political subdivision thereof, and any agency, department, commission, board, bureau or instrumentality of any of them or having jurisdiction over the Property.

“Hazardous Discharge” shall have the meaning set forth in Section 22.2 of this Lease.

“Hazardous Materials” shall have the meaning set forth in Section 22.1(b) of this Lease.

“Impositions” shall have the meaning set forth in Sections 5.1(a) and 5.2 of this Lease.

“Improvements” shall have the meaning set forth in the Witnesseth clause of this Lease.

“Intended Use” shall have the meaning set forth in Section 6.1 of this Lease.

“Insurance Requirements” shall mean all terms of or incorporated by reference into any insurance policy covering or applicable to the Premises and/or Property or any part of either, and any insurance requirements noted in Section 12 of this Lease.

“Landlord” shall mean only the holder, for the time being, of Landlord’s interest under this Lease so that in the event of any transfer of title to the Premises, Landlord shall be freed and relieved of all obligations of Landlord hereunder accruing after such transfer, provided that such grantee, transferee or assignee has assumed and agreed to observe and perform all obligations of Landlord hereunder arising during the period it is the holder of Landlord’s interest hereunder.

“Landlord’s Work,” if any, shall have the meaning set forth in Section 8.1 of this Lease.

“Lease Interest Rate” shall mean interest at the rate of four percent (4%) above the prime rate as set forth in the Wall Street Journal, but in no event in excess of the maximum rate allowed by law.

“Legal Requirement” or “Legal Requirements” shall mean all federal, state and local laws; statutes; codes; acts; ordinances; orders; judgments; decrees; injunctions; rules; regulations; licenses; authorizations; health, safety, building, environmental and other requirements of all Governmental Authorities including, but not limited to, governmental departments, commissions, boards, courts, authorities and agencies, which now or at any time hereafter may be applicable to the Property or the Premises or any part thereof or interest therein.

“Non-Structural Alterations” shall have the meaning set forth in Section 8.3(a) of this Lease.

“Notice Address of Landlord” shall mean the address set forth in Section 1.1(i) of this Lease, or such other address as may be provided by Landlord by notice properly given to Tenant in accordance with Section 23 of this Lease.

“Notice Address of Tenant” shall mean the address set forth in Section 1.1(i) of this Lease, or such other address as may be provided by Tenant by notice properly given to Landlord in accordance with Section 23 of this Lease.

“Pre-Existing Condition” shall have the meaning set forth in Section 22.3(b) of this Lease.

“Premises” shall have the meaning set forth in the Witnesseth clause of this Lease.

“Property” shall have the meaning set forth in the Witnesseth clause of the Lease.

“Real Property Taxes” means all real property taxes and assessments currently in existence on the Premises, together with any and all taxes, assessments or imposts which may at some future time be levied by any governmental entity in total or partial substitution for current real property taxes including, without limiting the generality thereof, personal property taxes, leasehold improvement taxes, use and occupancy taxes, excise taxes and any other tax or assessment of any kind, but shall not include those exclusions from Impositions described in Section 5.2 of this Lease.

“Renewal Notice” shall have the meaning set forth in Section 3.2 of this Lease.

“Renewal Term(s)” shall have the meaning set forth in Section 3.2 of this Lease, and may refer to one or more such terms.

“Rent” shall have the meaning set forth in Section 4.4 of this Lease.

“Rent Commencement Date” shall mean the date that Landlord acquires title to the Property.

“Second Renewal Term” shall have the meaning set forth in Section 3.2 of this Lease.

“Structural Alterations” shall have the meaning set forth in Section 8.3(a) of this Lease.

“Successor Landlord” shall have the meaning set forth in Section 16.1(c) of this Lease.

“Tax Reduction Action” shall have the meaning set forth in Section 5.1(d) of this Lease.

“Tenant” shall mean PNC Bank, National Association, and its successors, subtenants or assigns.

“Tenant’s Work,” if any, shall have the meaning set forth in Section 8.2(a) of this Lease.

“Term.” If and when the word “Term” is used herein, it shall refer to both the “Original Term” of ten (10) years, and any Renewal Terms that have been properly exercised, unless sooner terminated pursuant to any provision of this Lease.

“Term Commencement Date” shall mean the date Landlord acquires title to the Property.

“Termination” shall have the meaning set forth in Section 19.2(b) of this Lease.

“Termination Date” shall have the meaning set forth in Section 3.1 of this Lease.

“Third Renewal Term” shall have the meaning set forth in Section 3.2 of this Lease.

“Total Taking” shall have the meaning set forth in Section 14.1 of this Lease.

Section 2.             Demise and Premises. Landlord hereby leases to Tenant, and Tenant does hereby take and lease from Landlord, the Property TO HAVE AND TO HOLD for the Term and any Renewal Terms subject to the terms, covenants and conditions contained in this Lease, which each of the parties hereto expressly covenants and agrees to keep, perform and observe.

Section 3.             Term.

Section 3.1.          Original Term. The Original Term of this Lease shall be for a period of ten (10) years, and is the period of time during which Tenant has the right to occupy the Property (the “Term”), commencing on the Term Commencement Date. Unless sooner terminated pursuant to law or pursuant to any of the terms hereof, this Lease shall terminate at 11:59 PM on the last day of the month in which the tenth (10th) anniversary of the Term Commencement Date occurs (the “Termination Date”). The Term is subject to the exercise of a termination right by Tenant as described in Section 30 of this Lease and Renewal Terms as described in Section 3.2 of this Lease.

Section 3.2           Renewal Term. Tenant shall have the right, exercisable as hereinafter provided, to extend the Term of this Lease for four (4) successive periods of five (5) years each (the “First Renewal Term,” the “Second Renewal Term,” the “Third Renewal Term,” and the “Fourth Renewal Term,” and collectively the “Renewal Terms”). Each such Renewal Term is hereby granted upon the same covenants, terms and conditions as those provided in this Lease for the Term, except for the payment of Base Rent, which shall be governed by Section 4.2 of this Lease. If Tenant desires to extend the Term of this Lease for any Renewal Term, it shall provide Landlord with written notice (the “Renewal Notice”) no later than the day which is twelve (12) months prior to the expiration of the Term or the then current Renewal Term, as the case may be. If Tenant shall fail timely to provide the Renewal Notice, Landlord agrees to deliver to Tenant a written notice informing Tenant that it did not provide the Renewal Notice. After receipt of Landlord’s notice, Tenant shall have an additional fifteen (15) day period in which to deliver the Renewal Notice, and the Renewal Term shall then be considered to have been properly exercised if Tenant delivers the Renewal Notice within such fifteen (15) day period. The Base Rent per annum applicable to any Renewal Term shall be the amount indicated in Section 1.1(h) of this Lease. If the Term of this Lease is not extended for the First Renewal Term, Tenant shall have no right to extend the Term hereof for any subsequent Renewal Term.

Section 4.             Rent and Payment.

Section 4.1.          Rent During Original Term. Landlord reserves, and Tenant covenants and agrees to pay to Landlord, without demand or notice, and without any setoff or deduction, except as specifically set forth herein, a base rental (the “Base Rent”), commencing on the Rent Commencement Date, in equal monthly installments, in an amount equal to the monthly Base Rent set forth in Section 1.1(h) of this Lease.

Section 4.2           Base Rent During Renewal Terms. If Tenant exercises its right to extend the Term of this Lease for the First Renewal Term and any Renewal Term thereafter, the Base Rent payable in each Renewal Term shall be paid in the same manner as that required during the Original Term, in an amount equal to the monthly Base Rent set forth in Section 1.1(h) of this Lease for each Renewal Term, as indicated.

Section 4.3.          Additional Rent. Any and all monetary obligations of Tenant hereunder, including but not limited to property taxes and assessments, whether special or otherwise, insurance, operating and maintenance expenses of the Property, late charges or other penalties, and any other expense or payment to be made by Tenant hereunder, whether payable to Landlord or otherwise (the “Additional Rent”), shall, for purposes of Landlord’s rights upon non-payment thereof and for all other purposes for which the same shall be relevant, be deemed in all respects to be Additional Rent payable hereunder, subject to the same duties and obligations and the same remedies of Landlord for the non-payment of the Base Rent.

Section 4.4.         Payment of Rent and Late Fee. The Base Rent shall be due and payable on the first (1st) day of each month, shall commence on the Rent Commencement Date, and shall be paid at the Notice Address of Landlord. Additional Rent shall be due and payable as required by the sections of this Lease that address payments that are due from Tenant. Base Rent and Additional Rent are referred to together in this Lease as “Rent.” Tenant shall pay to Landlord a late fee equal to four percent (4%) of any outstanding Rent that is received by Landlord later than the tenth (10th) day of the month in which said Rent was due.

Section 4.5.         Proration. If the Rent Commencement Date is other than the first (1st) day of a calendar month and/or the Termination Date is other than the last day of a calendar month, then the Base Rent for the calendar month in which the Rent Commencement Date or Termination Date occurs shall be prorated on a per diem basis based on a thirty (30) day month.

Section 5.         Payment of Impositions: Operating Expenses; Maintenance; Utilities.

Section 5.1.         Payment of Impositions / Property Taxes.

(a)         Tenant shall pay, as Additional Rent and before any fine, penalty, interest or cost may be added for non-payment, all Real Property Taxes, personal property taxes and assessments for the Property allocable to any period prior to the Term or during the Term of this Lease, and all water, sewer or other rents, rates and charges, excises, license fees, permit fees, inspection fees and other authorization fees and other extraordinary taxes or charges, foreseen or unforeseen, of every character for the Property (including all interest and penalties thereon) (the “Impositions” or “Property Taxes”), which at any time prior to or during or in respect of the Term and exercised Renewal Terms hereof may be assessed, levied, confirmed or imposed on or in respect of the Property, provided that (i) if any Imposition, by law, may at the option of the taxpayer be paid in installments, Tenant may pay the same in the maximum number of installments permitted by law, and Tenant shall be required to pay only those installments coming due during the Term and any Renewal Term hereof that is exercised by Tenant; and (ii) all Impositions for the fiscal or tax year in which the Rent Commencement Date shall occur or in which the Term or Renewal Term shall end shall be apportioned pro rata between Landlord and Tenant. Tenant shall immediately, upon the Term Commencement Date and as necessary thereafter, take all steps necessary to have all tax notices, invoices and assessments of all kind and type affecting the property and of each and every taxing authority having jurisdiction over the Property, sent directly to Tenant. Landlord shall provide the cooperation necessary to have the collecting authority send all pertinent tax bills directly to Tenant or its designee. All pertinent tax bills received by Landlord shall be immediately forwarded directly to Tenant or its designee to permit timely remittance in the normal course of business, provided, however, Landlord’s failure to do so shall not relieve Tenant of the responsibility for any late charges or penalties.

(b)         Tenant shall deliver to Landlord copies of official receipts or other satisfactory proof evidencing payment of Impositions within twenty (20) days of receipt of same.

(c)          Upon the request of Tenant and at no cost to Landlord, Landlord shall execute such reasonable authorizations, which can be executed only by the owner of the Property, as Tenant may reasonably request, and shall take such other reasonable actions which can be taken only by the owner of the Property as Tenant may reasonably request, in connection with the Impositions, any payment thereof or any exemption therefrom now or hereafter in effect or to be applied for. All of the foregoing shall be at Tenant’s sole cost and expense, and Tenant shall promptly reimburse Landlord for such costs within thirty (30) calendar days of Tenant’s receipt of Landlord’s request for payment.

(d)         Tenant may initiate or prosecute, at its sole expense, any proceedings permitted by law for obtaining an abatement, reduction or withdrawal, or otherwise contesting the validity or amount, of any tax for which Tenant is alleged to be responsible for the Property or the Property (a “Tax Reduction Action”). If required by law, and after notifying Landlord in writing, and provided that a Tax Reduction Action is prosecuted at Tenant’s sole cost and expense, Tenant shall have the right to take such action in the name of Landlord, and Landlord shall cooperate with Tenant to the extent Tenant may reasonably require; provided, however, that Tenant shall indemnify and save Landlord harmless from and against any and all loss, cost, liability, damage and expense (including but not limited to attorneys costs and fees) as a result thereof.

(e)          Notwithstanding the foregoing, Tenant shall pay such Impositions prior to the foreclosure of any lien or any other proceeding commenced against the Property or Landlord.

Section 5.2.         Exclusions from Impositions. The term “Impositions” shall not include municipal, state or federal income taxes assessed against Landlord; municipal, state or federal capital levy, gift, estate, succession, inheritance, transfer, or mortgage taxes of Landlord; corporate excess profits or franchise taxes imposed upon any corporate owner of the Property; any income, profits or revenue tax, assessment or charge imposed upon or measured by the Rent payable under this Lease; or any transfer taxes or mortgage recording taxes incurred in connection with any financing obtained by Landlord.

Section 5.3.         Operating Expenses; Maintenance. Commencing on the Rent Commencement Date, Tenant shall promptly pay and discharge all operating expenses of the Premises, Building and Property. It is the intent that Tenant shall contract for and directly incur and discharge all operating expenses of the Premises, Building, and the Property, and Landlord shall have no obligations with respect to any operating expenses in connection therewith. Tenant shall maintain the Building, Premises and Property in good condition and repair, subject only to ordinary wear and tear and damage by casualty, which is addressed in Section 13 of this Lease. Tenant shall at all times be responsible for and shall undertake the cleaning, sweeping, snow and ice removal, trash removal, janitorial services, elevator services, landscaping and any other service as may be required for the operation of Tenant’s business, and Tenant shall at all times be responsible for the maintenance and repair of all improvements on the Premises and the Property, to include maintenance and repair and replacement of capital items, including but not limited to structural repairs and replacements (i.e. slab, building structure, walls), roof repairs and replacements, elevator repairs and replacements, window repairs and replacements, parking lot repairs and replacements, and any other kind of repair or replacement to the Premises, Building or Property that may be necessary to maintain same to equal standards as are found in similarly situated buildings built at approximately the same time and to the same construction quality standards and architectural standards, and which are located in the area in and around Somerset County, New Jersey (collectively the “Operating Expenses”). Landlord and its agents, upon providing at least 24 hours notice to the local branch manager, shall have the right to enter and inspect the Premises, Building and Property to ensure that Tenant is in compliance with the maintenance and repair requirements noted above, and Tenant shall, within thirty (30) days of receipt of written notice from Landlord requesting same, make any and all repairs and/or replacements as may be required by the terms of this Lease. Notwithstanding the forgoing, in no event shall Tenant be required to replace major structural components of its Building or other Improvements (including but not limited to the roof, floor slab, walls, elevators, windows, door openings and sidewalks) or Building systems upon the termination of the Lease, regardless of the condition of such components and systems upon the termination of the Lease, as long as Tenant has maintained, repaired and replaced the Building, Premises and Property, and Building systems, as required during the Term pursuant to the terms set forth in this Lease Agreement. Tenant shall at all times keep the Property maintained and repaired and made all such replacements to standards set forth above, and shall take all reasonable measures so as to avoid damage or waste to the Property.

Section 5.4.         Utilities. Commencing on the Rent Commencement Date, Tenant shall undertake and be responsible for having all utilities metered and installed in its name at the Property(if they are not already so titled), and agrees to pay, on or before the date due, all charges for same directly to the respective utility companies. Such utilities may include gas, water (sanitary water and sprinkler), sewer, electricity, heat, power, telephone, cable and other communication service, or other utility or service used by, or rendered or supplied to, Tenant at the Premises, Building and Property throughout the Term.

Section 5.5.         Triple Net Lease; No Counterclaim; Abatement. This Lease is a triple net lease, and Tenant shall pay any and all costs, charges, taxes, assessments and other expenses of every character and nature, foreseen or unforeseen, for the payment of which Tenant is or shall become liable by reason of its respective estate, right, title or interest in the Premises and the Property, or which are connected with or arise out of the possession, use, occupancy, maintenance, addition to, repair, replacement or rebuilding of the Premises or the Property or any portion thereof including, without limitation, those specifically referred to in this Lease, except as may be otherwise provided by this Lease. Landlord shall be solely responsible for any costs associated with Landlord’s mortgage or deed of trust on the Property. This Lease shall not terminate except as expressly set forth in this Lease. Tenant shall remain obligated under this Lease in accordance with its terms and shall not take any action to terminate, rescind or avoid this Lease, notwithstanding any bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding affecting Landlord or any action with respect to this Lease which may be taken by any trustee, receiver or liquidator or by any court. Except as otherwise expressly provided herein, Tenant waives all rights to terminate or surrender this Lease, or to any abatement or deferment of Rent or other sums payable hereunder. Tenant acknowledges and agrees that Tenant’s obligations under this Lease to pay Rent and all of Landlord’s obligations under this Lease are independent covenants, and, except as may be expressly set forth in this Lease, no default or failure of Landlord under this Lease, shall give to Tenant any offset or defense to the full and timely performance of its obligations under this Lease, entitle Tenant to any abatement of Rent or constitute any actual or constructive eviction of Tenant, Without limiting any of the foregoing, Tenant specifically covenants and agrees that, except as may be expressly set forth in this Lease, Tenant’s obligation to pay all Rent hereunder is not dependent upon the condition of the Property or the performance by Landlord of any of its obligations hereunder, and Tenant shall continue to pay all Rent, without abatement, demand, claim, setoff or deduction, notwithstanding any breach by Landlord of its duties or obligations hereunder. Notwithstanding the foregoing, in the event of a default under this lease by Landlord, Tenant shall have the right to bring legal and/or equitable actions against Landlord, including injunctive relief, if available.

Section 6.             Use and Operations.

Section 6.1.          Use. Tenant shall have the right to use the Property for any legally permitted use, which includes but is not limited to any legally permitted or customary use of a financial or banking institution, or any legally permitted activity related thereto, and may include, without limitation, the operation of a retail branch banking office with drive-in facilities, an automatic teller machine or machines (“ATM(s)”) and night deposit boxes, or for general office purposes (the “Intended Use”). Tenant shall not use or occupy the Property or suffer or permit the Property or any part thereof to be used in any manner which would cause, or be likely to cause, physical damage to the Property or any part thereof; constitute a public or private nuisance; impair the appearance, character or reputation of the Property; discharge or cause the discharge of objectionable substances, fumes, vapors or odors; impair or interfere with the use of the Property by, or occasion discomfort, annoyance or inconvenience to Landlord; or cause Tenant to default in the observance and performance of any of its obligations to be observed and performed pursuant to the terms of this Lease. Notwithstanding the foregoing, Tenant shall not use any portion of the Property, Building or Property, and shall not assign its Lease or sublease any portion of any part of the Property, Building or Property for any of the following uses: (i) any Adult Uses (as hereinafter defined); (ii) any use which emits an obnoxious odor, noise or sound which can be heard or smelled outside of the Property; (iii) any fire sale, bankruptcy sale (unless pursuant to a court order) or auction house operations; (iv) any central laundry, dry cleaning plant or laundromat; provided, however, that this prohibition shall not be applicable to nominal supportive facilities for on-site service oriented to pickup and delivery by the ultimate consumer as the same may be found in retail shopping districts; (v) any automobile, truck, trailer or recreational vehicle sales, leasing, display or body shop repair operation; (vi) any bowling alley or skating rink; (vii) any movie theater or live performance theater; (viii) any mortuary or funeral home; (ix) any establishment primarily selling or exhibiting pornographic materials or performances or drug-related paraphernalia; (x) any flea market, amusement or video arcade, pool or billiard hall, car wash, or dance hall; (xi) any training or educational facility, including but not limited to: beauty schools, barber colleges, reading rooms (including religious reading rooms), places of instruction or other operations catering primarily to students or trainees rather than to customers; (xii) any gambling facility or operation, including but not limited to: off-track or sports betting parlor; table games such as black-jack or poker; slot machines, video poker/black-jack/keno machines or similar devices; or bingo hall; (xiii) any church, school, education facility or day care facility; (xiv) any fictitious going-out-of-business-sale, lost our lease sale or similarly advertised event; (xv) any catering or banquet hall; (xvi) any unlawful use; or (xvii) any pawn shop, gun shop, or tattoo parlor. For purposes hereof, the term “Adult Uses” shall mean any bookstore, movie theater, gentlemen’s club, strip club, sex shop or lingerie store, or similar uses, and catering only to adult audiences due to sexual or lewd content, all as determined by local zoning ordinances, if applicable, or, if there is no zoning restriction, then based on local community standards.

Section 6.2.          Operations of Tenant. Notwithstanding anything to the contrary in this Lease or otherwise, nothing shall be construed as an obligation for Tenant to open or operate its business in the Property. However, Tenant shall have the right, but not the obligation, to open and operate its business during the hours of operation desired by Tenant including, without limitation, on Saturdays and Sundays if permitted by law. Tenant shall have the right to remove its personal property including, without limitation, any ATM(s) and night deposit boxes, and cease operations on the Property at any time and at Tenant’s sole discretion. However, the right to cease to operate its business shall not affect Tenant’s obligation to pay all amounts due hereunder, and to perform all covenants and obligations hereunder except as otherwise provided in this Lease. Furthermore, in no event shall Tenant be liable to Landlord for damages as a result of operating other facilities in the area surrounding the Property, or any other area, nor shall Tenant be limited or restricted in any way from opening or operating other facilities in the area surrounding the Property, or any other area.

Section 6.3          Tenant Activities. Tenant shall have the right to operate in and on the Property and shall have access to the Property and Building on a 24 hour per day, 7 day per week basis. Tenant shall have the right from time to time to conduct marketing and promotional events for its business on the Property, such as “Grand Opening,” “One Year Anniversary” and “New Business Promotion” events, which events may be managed by either consultants engaged by Tenant or by Tenant’s employees.

Section 6.4          Exclusive Use. During the Lease Term and any Renewal Terms, no other party on the Property (or on any adjacent property owned by Landlord) other than Tenant, shall use any portion of the Property or Building for the purpose of conducting the business of a commercial bank, savings bank, savings and loan association, credit union or mortgage bank, or other financial services organization, including, without limitation, the installation and operation of an ATM or ATMs and/or night deposit boxes, brokerage services, financial planners, title insurance companies and/or their agents, and insurance companies an/or insurance agents without the prior written consent of Tenant, which consent may be withheld in Tenant’s sole discretion.

Section 7.            Covenants, Representations and Warranties.

Section 7.1.         Possession. Landlord covenants to give Tenant possession of the Property on the Delivery Date.

Section 7.2          Representations and Warranties of Landlord. Landlord represents and warrants that the following are true and correct as of the Delivery Date:

(a)         No approval or authorization of any third party is required for Landlord to execute this Lease and to carry out Landlord’s obligations under the Lease.

Section 7.3          Possession by Tenant. Tenant agrees to accept possession of the Property on the Delivery Date in its “as is” condition, with any and all faults that may exist, subject to those representations noted in Sections 7.1 and 7.2 above.

Section 7.4          Representations and Warranties of Tenant. Except as otherwise provided in this Lease, Tenant represents and warrants to Landlord that Tenant accepts the Property in its “as is” condition existing as of the date of Tenant’s execution of this Lease, and all applicable zoning, municipal, county, and state laws, ordinances and regulations governing and regulating the use of the Property, including the issuance of building permits to modify any portion thereof, and Tenant accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Tenant acknowledges that except as specifically set forth in this Lease, neither Landlord nor Landlord’s agent has made any representation or warranty as to the present or future suitability of the Premises, Building or Property for the conduct of Tenant’s business.

Section 7.5          Building Permits and other Governmental Permits. Tenant warrants, represents and agrees that its ability to obtain building permits and any other governmental permit that may apply to and be required in relation to Tenant’s i) proposed use within the Premises, Building and Property, including Tenant’s use and renovation of any drive-through facility or Building, and ii) any proposed renovation, remodel, reconstruction, demolition, and/or construction of the Premises, Building, Property, drive-through facility, and any portion of any component thereof, whether inside or outside of the Premises and/or Building, shall not affect the validity of this Lease in any way or delay the Delivery Date, and shall not give cause to terminate this Lease, nor to abate the Rent or any other monetary obligation of Tenant, or to affect any other obligation of Tenant, hereunder.

Section 7.6          Approvals. Tenant represents and warrants that it is not required to obtain the authorization of any person, corporation, lender, shareholder, investor, board, agency, governmental authority, or any other individual or entity of any kind prior to executing this Lease.

Section 8.            Tenant’s Work: Alterations; Signage.

Section 8.1.         Intentionally Omitted.

Section 8.2.         Tenant’s Work.

(a)         Tenant accepts the Premises, Building and Property in its “as is” condition, and agrees that any and all renovations, remodels, demolition, construction, and any other improvements and/or modifications made to the Premises, Building, Property, existing drive-thru facility, and/or to any portion of any component of any of the foregoing thereof (“Tenant’s Work”), shall be made at Tenant’s sole expense. Any and all building permits or any other governmental permits or permissions of any kind that are required for or associated with any Tenant Work shall be obtained at Tenant’s sole expense, and Tenant’s failure to obtain same shall not affect the validity of this Lease in any capacity, and shall not delay the Delivery Date, all as previously set forth in this Lease.

(b)        Tenant shall not be required to obtain Landlord’s prior written consent to any modifications or renovations within the interior of the Premises and/or Building, including but not limited to any modifications to or replacements of Building systems. Any structural modification to the exterior of the Building shall be subject to the requirements of Section 8.3(a) of this Lease.

(c)         Notwithstanding the foregoing or anything to the contrary set forth in this Lease, and with the prior written consent of all applicable Governmental Authorities, Tenant shall be permitted to add or eliminate drivethrough lanes on the outside of the Building, or install or relocate automated teller machines and/or night depositories, and add, remove, or relocate a pneumatic tube system for the drivethrough area, and to reinforce the vault area in any manner required by Tenant’s business in its sole discretion, at any time and without Landlord consent.

(d)         To the extent Tenant elects to undertake any Tenant’s Work, Tenant shall commence and perform Tenant’s Work with diligence and continuity, in accordance with the Legal Requirements and Insurance Requirements. Tenant shall provide Landlord with a copy of all permits and approvals obtained with respect to Tenant’s Work upon Landlord’s written request. Upon completion of Tenant’s Work, Tenant shall promptly deliver to Landlord: (i) the final “as built” Plans and Specifications showing all changes or modifications, if plans and specifications are required by the nature of Tenant’s Work; and (ii) a final and unconditional certificate of occupancy, if a new or revised certificate is required.

(e)         During the Term of this Lease, Tenant shall directly incur and pay all expenses relating to any Improvements, and Landlord shall have no obligation with respect to any Improvements.

(f)          Any staging area that may be required for Tenant’s Work shall be contained within the boundaries of the Property.

(g)         Landlord agrees that in order for Tenant to operate its business, or to sublease the Property or a portion thereof, Tenant may require the reasonable cooperation of Landlord with respect to Alterations (as hereafter defined), and Landlord agrees to provide such cooperation, so long as such cooperation shall not require any expenditure on Landlord’s part (other than to review plans and documentation if so requested by Tenant).

Section 8.3.          Alterations Subsequent to Completion of Tenant’s Work.

(a)         Subsequent to completion of Tenant’s Work, Tenant shall have the right, at Tenant’s sole expense, and without any requirement of obtaining Landlord’s consent, to make such non-structural alterations, additions, modifications, renovations, improvements or installations (the “Non-Structural Alterations”) as may be necessary or desired by Tenant for Tenant’s use and operation of the Premises, Building or Property. In addition, Tenant may make additions, modifications, renovations, improvements or installations to the Property which are structural in nature, i.e., which involve an expansion or reduction of the size of the building or the erection, removal or relocation of structural walls, structural supports, floor slab or roof (the “Structural Alterations”) at Tenant’s sole cost and expense, with Landlord’s consent, not to be unreasonably withheld conditioned or delayed. In no event, however, shall Tenant damage or impair the structural integrity of the Building or Property, and Structural Alterations shall be accomplished such that they do not reduce the value, use or operation of the Property. All such Non-Structural Alterations and Structural Alterations as made by Tenant are herein collectively referred to as “Alterations.”

(b)         Any Alterations shall be effected in a good and workmanlike manner and in compliance with all Legal Requirements and Insurance Requirements, and the requirements of Section 9. Landlord shall not be liable to any contractors, subcontractors, laborers, materialmen, suppliers or vendors for services performed or materials provided in connection with any Alterations, as more fully described in Section 9.

Section 8.4.         Signage and Satellite Dish.

(a)         Tenant shall have the exclusive right to erect signs in connection with its business at the Property (and in connection with the businesses of any assignees or subtenants) at Tenant’s sole expense, and Tenant shall be permitted the maximum number of signs of the maximum sizes allowable by applicable Governmental Authorities. All signs shall comply with applicable governmental rules and regulations and shall be properly constructed and maintained. Tenant shall remove such signs at the expiration of the Term or any Renewal Term and shall repair and repaint (if appropriate) the areas from which they are removed.

(b)         Tenant shall be responsible for any damage caused to the Property by the erection or maintenance on the Property of said signs, and any damage so caused shall be repaired promptly at Tenant’s sole cost and expense. In the event any sign erected by Tenant is removed during the Term or any Renewal Term, as applicable, or at the expiration or earlier termination thereof, Tenant shall at its sole cost and expense repair any damage caused by the removal.

(c)         Tenant may change Tenant’s logo, standard signage or trade name at any time, and may replace existing signage with new and/or additional signage, without Landlord’s consent.

(d)         Tenant and its subtenants may install a satellite dish on the exterior or roof of the Building or elsewhere on the Property at any time, provided that Tenant removes the dish at the end of the Term, and repairs any damage caused by its removal. Tenant shall take reasonable steps to shield the satellite dish from public view, if required by applicable zoning laws or regulations, and shall at all times comply with the requirements of Governmental Authorities.

Section 8.5.          Indemnification by Tenant. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all bills for labor and materials supplied or claimed to have been supplied, any applicable sales tax thereon, and from and against any and all liens, bills or claims therefor, or against the Premises, Building and Property, or any portion thereof, and from and against all losses, damages, costs, expenses, suits and claims whatsoever, foreseen or unforeseen, ordinary or extraordinary, contingent or otherwise, in connection with Tenant’s Work, any Alterations, or any other improvements, modifications or other work that may be done to the Premises, Building and/or Property, it being understood herein that Landlord shall have absolutely no liability, cost or expense whatsoever with respect to the Premises, Building and Property, or to any Alterations, Structural Alterations, improvements modification or any other work done thereto.

Section 9.              Mechanic’s or Construction Liens.

Section 9.1.          Mechanic’s/Construction Liens Prohibited. Tenant shall not suffer any notice of unpaid balance, right to file lien, mechanic’s lien claim or construction lien claim to be filed against the Premises or Property by reason of work, labor, services or materials performed for or furnished to Tenant or to anyone holding the Property, or any part thereof, through or under Tenant. Tenant will promptly have the liens released and will indemnify the Landlord for same. In the event notice of any such lien is furnished to Tenant, Tenant shall notify Landlord of same within ten (10) business days; in the event notice of any such lien is furnished to Landlord, Landlord shall notify Tenant of same within ten (10) business days.

Section 9.2.          Landlord’s Remedy for Tenant’s Breach. If Tenant shall fail to remove or discharge any notice of unpaid balance, mechanic’s lien claim or construction lien claim within sixty (60) days after notice or knowledge of the filing of same, then in addition to all other rights of Landlord hereunder, Landlord may, at its option, procure the removal or discharge of same. Any amount paid by Landlord for such purpose, including all reasonable attorney’s fees and other expenses therefor, together with interest thereon at the Lease Interest Rate, shall become due and payable by Tenant to Landlord as Additional Rent, and in the event of Tenant’s failure to pay therefor within fifteen (15) days after demand, the same shall be added to and be due and payable with the next month’s Base Rent.

Section 10.           Tenant’s Fixtures and Equipment; Landlord’s Waiver.

Section 10.1.        Tenant’s Fixtures and Equipment. All fixtures, equipment, and personal property of any nature which may be installed or placed in or upon the Property by Tenant shall remain the property of Tenant. Landlord waives any right it may have in said fixtures, equipment, and personal property. Tenant may assign, lien, encumber, mortgage or create a security interest in or upon its equipment, fixtures, leasehold improvements or other personal property in the Property without the consent of Landlord, provided that in no event shall Landlord ever be required to store Tenant’s fixtures, equipment and personal property (either on behalf of Tenant or its lender). Tenant may remove said property at any time during the Term. Tenant, at Tenant’s sole expense, shall be responsible to repair any damage to the Premises, Building and/or Property that is associated with the removal of Tenant’s fixtures, equipment and personal property.

Section 10.2.        Landlord’s Waiver. To the extent Landlord may have a lien on or security interest in the fixtures, equipment, inventory or other property of Tenant, by law or otherwise, Landlord hereby waives and agrees not to assert such lien or security interest.

Section 11.            Repairs; Compliance with Laws; Recorded Documents.

Section 11.1         Maintenance and Repairs by Tenant. Tenant shall keep the Premises, Building and Property in good order and condition, subject to ordinary wear and tear and damage by casualty which is addressed in Section 13 of this Lease, and shall promptly make all necessary or appropriate repairs, replacements and renewals thereof, whether interior or exterior, structural or nonstructural, ordinary or extraordinary, foreseen or unforeseen, to include repairs and replacements of items ordinarily considered to be “capital repairs,” such as roof, windows, slab, walls, elevators, and any other items that would be required to be capitalized under generally accepted accounting principles, including any deferred maintenance, repairs and replacements existing as of the Term Commencement Date. All repairs, replacements and renewals by Tenant shall be substantially equal in quality and class to the original work found in the Premises, Building and Property, effected with due diligence, in a good and workmanlike manner, and in compliance with all Legal Requirements and Insurance Requirements. Landlord shall not be required to maintain, alter, repair, rebuild or replace the Premises, Building and/or Property, or any component or portion thereof, in any way. If Tenant fails for thirty (30) days after receipt of written notice to proceed (except to the extent such repairs cannot reasonably be completed in thirty (30) days) with diligence to make repairs required to be made by Tenant, the same may be made by Landlord, at Landlord’s option, at the expense of Tenant, and the expenses thereof incurred by Landlord (together with interest at the Lease Interest Rate) shall be collectible as Additional Rent within twenty (20) days of demand therefor. In the case of any repairs which cannot reasonably be completed within 30 days, Tenant shall proceed with such repairs to completion in a diligent manner. Subject to Tenant’s maintenance, repair and replacement obligations set forth in this Lease, Tenant shall not be required to replace major structural components of the Property (including, but not limited to, the roof, floor slab, walls, elevators, window and door openings) or Building systems upon the termination of the Lease, regardless of the condition of such components and systems at the termination of the Lease. Tenant shall, however, keep the Property in good repair and make all necessary repairs and replacements so as to avoid damage or waste to the Premises, Building and Property at all times during the Term of the Lease.

Section 11.2.        Compliance with Laws. Tenant shall, at Tenant’s sole expense, promptly execute and comply with all requirements of all applicable governmental laws, orders, rules, regulations, ordinances or other directives or applicable codes of any nature of all Governmental Authorities including, but not limited to, the requirements of the Occupational Safety and Health Administration, the Americans With Disabilities Act, and of any municipal fire department or similar organization having jurisdiction over the Premises, concerning the Premises and/or the use and occupancy thereof including, but not limited to, procuring of any required certificates of occupancy and making of any and all repairs and replacements to the Premises that may be required to obtain same at Tenant’s sole cost and expense.

Section 11.3.        Recorded Documents. Tenant agrees to perform all obligations of Landlord and pay all expenses which Landlord or Tenant may be required to pay in accordance with, and to comply and cause the Property to comply in all respects with all of the terms and conditions of, any reciprocal easement agreement or any other agreement or document of record now affecting the Property or hereafter executed with Tenant’s prior written consent during the Term.

Section 12.            Insurance.

Section 12.1.        Tenant’s Insurance. From the Delivery Date and throughout the Term and any Renewal Terms, Tenant shall, at its own cost and expense, obtain and maintain in full force and effect:

(a)         Worker’s Compensation Insurance in amounts as required by law;

(b)         comprehensive public liability insurance covering the Premises, Building and Property, and insuring Landlord and Tenant, in minimum limits of Five Million Dollars ($5,000,000.00) per occurrence for general commercial liability, and Four Million Dollars ($4,000,000.00) for property damage and fire liability, which insurance shall name Landlord, and any persons or entities reasonably designated by Landlord, and the holder(s) of any mortgage(s) affecting the Premises, Building and Property as additional insureds thereunder;

(c)         during the course of construction of Tenant’s Work or any Alteration, Structural Alteration or other work performed by Tenant on or about the Property, builder’s completed value risk insurance against “all risks of physical loss,” covering the total value of work performed and equipment, supplies and materials furnished;

(d)         insurance with respect to all buildings, improvements, equipment and machinery constituting a part of the Premises, Building and Property, and insuring Landlord and Tenant against loss or damage by perils customarily included under standard “all risk” policies, including flood, windstorm, earthquake and terrorism to include coverage for fire, extended coverage, vandalism and malicious mischief, in an amount equal to one hundred percent (100%) of the then full replacement value (without deducting depreciation) of such buildings, improvements, equipment and machinery, including the cost of removal of debris (the “Full Replacement Cost”);

(e)         business interruption insurance in favor of Tenant, without a provision for co-insurance, in an amount sufficient to allow Tenant to pay Rent for the period of interruption, with a policy coverage limit of not less than the amount of Rent then payable by Tenant for eighteen (18) consecutive calendar months;

(f)          “boiler and machinery” insurance with respect to damage (not insured against pursuant to Section 10.1(a) hereof) to the boilers, pressure vessels or similar apparatus located on the Property for risks normally insured against under boiler and machinery policies; and

(g)          Tenant shall, at Landlord’s request, not to be unreasonably made, provide, keep and maintain in full force and effect such other insurance for such risks and in such amounts as may from time to time be reasonably required by any mortgagee of the Property.

Landlord and Tenant and all parties claiming under them mutually release and discharge each other from all claims and liabilities arising from or caused by any casualty or hazard to the extent covered or required hereunder to be covered in whole or in part by insurance on the Property or in connection with property on or activities conducted on the Property, and waive any right of subrogation which might otherwise exist in or accrue to any person on account thereof.

Section 12.2.        Policies; Retentions. The maximum deductible shall be $500,000.00 for the policies set forth in Sections 12.1(b), (c), (d), (e) and (f)hereof. All insurance required to be maintained by Tenant hereunder shall be written by solvent insurance companies of recognized standing with a rating of at least A- or higher from Standard & Poors and AVIII or higher from A.M. Best and licensed to issue insurance in the State in which the Property is located. Subject to the terms of this Lease, Tenant shall have the right to self-insure, or carry self-insured retentions in reasonable amounts for any of the coverages required by this Lease at levels for institutions of comparable size and financial standing, provided Tenant maintains a tangible net worth of at least ONE HUNDRED MILLION DOLLARS ($100,000,000.00) and a rating of at least BBB- or higher from Standard & Poors. Notwithstanding anything to the contrary set forth in this Section 12.2, so long as the consolidated net worth of Tenant is equal to or greater than One Hundred Million Dollars ($100,000,000.00), Tenant has a rating of at least BBB- or higher from Standard & Poors, and Tenant meets the requirements in the next sentence, Tenant shall have the right to self-insure for any insurance required by this Section 12. Tenant’s right to self-insure shall be subject to the following (i) Tenant adopts a bona fide plan of self-insurance with adequate reserves based on practices acceptable in the insurance industry; (ii) the amount Tenant self-insures does not exceed ten percent (10%) of Tenant’s net worth as computed in accordance with generally accepted accounting principles consistently applied by Tenant; and (iii) Tenant provides Landlord with annual financial statements on the anniversary date of Tenant’s first self-insurance (unless Tenant is a publicly traded company). If Tenant’s net worth drops below $100,000,000.00 or Tenant’s rating drops below BBB- during any period of self-insurance, Tenant covenants to immediately notify Landlord and covenants to obtain the applicable insurance coverage required in Section 12. Any portion of any risk for which Tenant is self-insured shall be deemed to be an insured risk under this Lease, and Landlord and its beneficiaries, agents and employees shall be protected by Tenant in the same manner as if they were additional named insureds under a policy of insurance with a solvent, conventional, third-party insurer. To the extent of any deductible, Tenant shall be deemed to be covering the amount thereof under an informal plan of self-insurance. Tenant shall at all times during the Term and any Renewal Terms maintain in full force and effect and on deposit at Landlord’s office a certificate of insurance evidencing the insurance required to be carried by Tenant pursuant to this Lease. All such policies shall provide that they shall not be cancelable without at least thirty (30) days prior written notice to Landlord and shall name Landlord (and any mortgagees designated by Landlord) as additional insureds and loss payee. At least thirty (30) days prior to the expiration of any policy required to be maintained by Tenant hereunder, Tenant shall furnish Landlord with evidence of the reissuance of a policy continuing insurance in force as required by the Lease.

Section 12.3.        Hazardous Activities. Tenant shall not do anything, or suffer or permit anything to be done, in, on or about the Premises, Building and/or Property which shall: (i) subject Landlord to any liability or responsibility for injury to any person or property by reason of any activity being conducted in the Property; or (ii) be prohibited by the provisions of this Lease, or by any applicable law.

Section 13.           Damage or Destruction to Property.

Section 13.1.        Notice. If the Property or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt notice thereof to Landlord, and this Lease shall continue in full force and effect except as hereinafter set forth.

Section 13.2.        Partial Damage. Subject to Section 13.3 below, if the Property is partially or wholly damaged or rendered partially or wholly unusable by fire or other casualty, on the Delivery Date or during the Term, the damages thereto shall be repaired by Tenant with all reasonable expedition and within one year from the date of such fire or other casualty, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Tenant’s reasonable control. Any repairs and/or reconstruction shall be made to equal or better quality standards than those found in the original Building, Premises and Property.

Section 13.3         Substantial Damage. If the Property are substantially damaged (to the extent of fifty percent (50%) or more of the replacement value), whether by casualty or otherwise, within the last eighteen (18) months of the Term or any Renewal Term, as the case may be, then, in any of such events, Landlord or Tenant may elect to terminate this Lease by written notice to the other given within ninety (90) days after such fire or casualty specifying a date for the expiration of this Lease. In such an instance, the termination date shall be agreed upon in writing in an amendment to this Lease, which shall provide i) that Tenant shall assign all insurance proceeds (of it Tenant is self-insured, an amount equal to the replacement value) applicable to the damage to Landlord and Tenant shall pay to Landlord the full amount of any deductible associated with all relevant insurance claims, and ii) that the termination date shall not be more than sixty (60) days after the giving of such notice, and upon the date specified in such amendment. Upon the termination date specified in the amendment, the Term or any Renewal Term, as the case may be, shall expire as fully and completely as if such date were the date set forth above for the expiration of this Lease. Tenant shall then vacate the Property, without prejudice, however, to Landlord’s rights and remedies against Tenant under the provisions of this Lease in effect prior to such termination. Any Rent owing shall be paid up to such date, and any payments of Rent made by Tenant that were on account of any period subsequent to such date shall be returned to Tenant. Notwithstanding the foregoing, Tenant shall have the right to nullify Landlord’s termination of the Lease pursuant to this Section 13.3 by agreeing to rebuild the Improvements, which it shall then do in the same manner as set forth in Section 13.2 of this Lease, and during the final eighteen (18) months of the Term if there is a Renewal Term which remains unexercised, by providing written notice to Landlord of the exercise of a Renewal Term as provided pursuant to Section 3.2 of this Lease. Such notice shall be given by Tenant no later than thirty (30) days following Tenant’s receipt of a notice of termination of Landlord pursuant to this Section 13.3. Unless Landlord or Tenant shall serve a termination notice as provided for herein, Tenant shall make the repairs and restorations with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Tenant’s control, and this Lease shall continue in full force and effect. In the event of a termination of the Lease pursuant to this Section 13.3, any and all insurance proceeds (or, if Tenant is self-insured, an amount equal to the replacement value) allocable to Tenant’s Improvements, but excluding its personal property and fixtures, shall be paid to Landlord.

Section 13.4         Tenant’s Property. Tenant acknowledges that Landlord will not carry insurance on Tenant’s furniture and/or furnishings or any fixtures or equipment, and agrees that Landlord will not be obligated to repair any damage thereto or replace the same. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or destruction of the Property.

Section 13.5         No Abatement of Rent. It is understood that there shall be no abatement of Rent, to include Tenant’s payment of Property Taxes, Insurance and operating expenses, for any period of time during which the Property shall be in a damaged condition, whether or not the Property shall be partially or wholly unusable.

Section 14.           Eminent Domain.

Section 14.1         Total Taking. In the event that any public authority or agency holding the power of eminent domain under applicable law shall at any time during the Term condemn, or acquire title in lieu of condemnation to, all or substantially all of the Property (a “Total Taking”), this Lease shall terminate and expire as of the date upon which title shall vest in such authority, and Tenant shall pay Rent only to the time of such vesting of title. Any dispute whether a taking is a Total Taking shall be resolved by arbitration in accordance with the rules of the American Arbitration Association (“AAA”) and decided by three neutral arbitrators experienced in such matters and appointed by the AAA, with the cost to be divided equally between Landlord and Tenant.

Section 14.2         Partial Taking. If there shall be a partial taking or condemnation of the Property (including any taking of parking on the Property), which shall not substantially prevent the Tenant’s use of the Property for purposes of its business, and if the then applicable zoning and other laws permit restoration of the untaken part of the Property, the award or proceeds of the taking or condemnation shall be used for such restoration, and this Lease shall thereafter continue as to the untaken part. In such an instance the Base Rent shall remain unchanged, unless the partial taking has resulted in a reduction in the building area leased to Tenant, in which case Tenant shall be entitled to a reduction in the Base Rent in an amount which bears the same ratio to the Base Rent payable immediately prior to such condemnation pursuant to this Lease as the untaken square footage of the Building bears to the square footage of the Building immediately before the taking. If such laws shall not permit restoration and/or if such award or proceeds shall be insufficient for purposes of restoration of the Property, or in the event Tenant can reasonably demonstrate that it is unable reasonably to operate its business due to a partial taking of the Building or partial taking of parking on the Property, then Tenant shall have the right to terminate this Lease upon written notice to Landlord given within ninety (90) days of the taking, which notice shall specify a date for expiration of this Lease not more than sixty (60) days after the giving of such notice. Upon such date specified, this Lease and the Term shall be terminated.

Section 14.3         Restoration by Tenant. If there shall be a partial taking and this Lease shall continue as to the remaining part of the Property, Tenant, as promptly as practicable, shall restore such remaining part as nearly as may be practicable to its former condition, but only upon receipt of, and to the extent of, the award made on account of such partial taking.

Section 14.4         Disposition of Proceeds. All compensation awarded or paid upon such total or partial taking of the land comprising the Property shall belong to and be property of the Landlord. Notwithstanding the foregoing, if Tenant is permitted by law (at the same time as Landlord is permitted to assert its claim) to assert a claim against the condemning authority enforcing the condemnation for losses sustained by the Tenant as a result of the condemnation, Tenant shall be permitted to do so only so long as such claim does not diminish Landlord’s recovery. Landlord hereby waives any rights it might have to make a claim for the Tenant’s Improvements (defined as any modifications to the Premises, Building and Property noted as Tenant’s Work in Section 8.2, or noted as subsequent Alterations or Structural Alterations) and Tenant’s leasehold estate, and shall assign to Tenant any claims Landlord may have for the foregoing. All condemnation proceeds applicable to Tenant’s Improvements shall be split between Landlord and Tenant with Landlord entitled to a fractional amount equal to the number of months that have expired from the date hereof to the date of condemnation as the numerator with the denominator being three hundred sixty (360) (which is the number of months in the Original Term and all Renewal Terms), and the Tenant shall be entitled to the balance of the proceeds. In the event Tenant is not entitled to assert a separate claim, Landlord and Tenant shall jointly file a claim asking for separate awards with respect to their respective interests. If the condemning authority will not establish separate awards, and Landlord and Tenant cannot agree upon the distribution and use of a unified award, the dispute shall be submitted to arbitration in accordance with the rules of the AAA and decided by three neutral arbitrators experienced in such matters and appointed by the AAA, with the cost to be divided equally between Landlord and Tenant. If this Lease is not terminated by reason of the taking, then all proceeds allocable to Tenant’s Improvements shall be utilized for restoration of the Property, and any sum remaining after reconstruction shall be the property of Tenant.

Section 14.5         Independent Claim by Tenant. Anything hereinabove to the contrary notwithstanding, it is understood that Tenant may make such independent claim as the law may allow with respect to Tenant’s leasehold estate, moving expenses, relocation expenses, actual direct losses in tangible personal property and the like as long as such independent claim does not diminish Landlord’s recovery.

Section 14.6         Notice. Landlord and Tenant shall give each other prompt written notice of any eminent domain proceedings with respect to the Property of which it is aware.

Section 15.           Assignment and Subletting.

Section 15.1         Permitted Assignments. Tenant shall have the right in its sole discretion to sell, assign, mortgage, pledge, or, in any manner, transfer or encumber this Lease or any estate or interest hereunder, or sublet the Property or any part thereof, provided that Tenant remains fully and primarily liable for the payment of all sums and the performance of all obligations under this Lease by any such assignee or subtenant, and provided that any such assignee or subtenant otherwise complies with the terms of this Lease. In the event of any such sale, assignment, mortgage, pledge, transfer, encumbrance or subletting, Tenant nevertheless shall remain fully and primarily liable for the payment of the Rent, Additional Rent (including operating expenses), and for the performance of Tenant’s other covenants and obligations hereunder, including maintenance, repair and replacement of the Premises, Building and Property and every portion thereof. In the event of an assignment of this Lease, the assignee shall assume the due performance of all of Tenant’s obligations under this Lease, except that Tenant shall remain fully and primarily liable for the performance of every term and condition of this Lease, including but not limited to Rent, Additional Rent, and performance of all maintenance, repair and replacement requirements hereunder. No assignment shall be valid or effective in the absence of such assumption. A true copy of such assignment and the original assumption agreement shall be delivered to Landlord within thirty (30) days of the effective date of such assignment. Any consideration received by Tenant in connection with the assignment of this Lease or the sublease of the Premises or any portion of the Property shall belong to and be the sole property of Tenant.

Section 15.2         No Release. Notwithstanding any assignment of this Lease or subletting of all or part of the Property, Tenant shall remain fully and primarily liable for the full performance of all of the terms and provisions of this Lease.

Section 15.3         Landlord Assignment. Landlord shall have the right to transfer, assign and convey, in whole or in part, any or all of the right, title and interest to the Property, provided such transferee or assignee shall be bound by the terms, covenants and agreements herein contained, and shall expressly assume and agree to perform the covenants and agreements of Landlord herein contained.

Section 16.           Subordination and Non-Disturbance; Attornment; Estoppel Certificates.

Section 16.1                Subordination to Mortgages.

(a)          This Lease is and shall be subject and subordinate in all respects to all present and future mortgages, which may now or hereafter affect the Property, to each and every advance made or to be made under such mortgages, and to all renewals, modifications, replacements and consolidations of such mortgages or leases so long as Landlord’s lender shall agree in writing that it will not disturb Tenant’s possession under this Lease so long as Tenant remains in compliance with this Lease. This Section 16.1 shall be self-operative and no further instrument of subordination shall be required. Upon Landlord’s request and in confirmation of such subordination, Tenant shall promptly execute and deliver a subordination, non-disturbance and attornment agreement substantially in the form attached hereto as Exhibit D, or as otherwise may be required by any lender of the Property, but subject to the reasonable comments of Tenant.

(b)         If any act or omission of Landlord would give Tenant the right to cancel or terminate this Lease, or give Tenant any right of set-off, dishonor or protest, or give Tenant any right to claim a partial or total eviction, Tenant shall not exercise such right: (i) until it has given written notice of such claim being asserted against Landlord and each mortgagee whose name and address shall previously have been furnished to Tenant; and (ii) until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such mortgagee or Landlord shall have become entitled under such mortgage or lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than thirty (30) days following the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy).

(c)          If the holder of a lease or mortgage referred to in this Section 16.1 shall succeed to the rights of Landlord under this Lease, then at the request of such party so succeeding to Landlord’s rights (the “Successor Landlord”), Tenant shall attorn to and recognize such Successor Landlord as Tenant’s landlord under this Lease, and shall promptly execute and deliver a subordination, non-disturbance and attornment agreement substantially in the form attached hereto as Exhibit D, or as otherwise may be required by any lender of the Property but subject to the reasonable comments of Tenant, to evidence such attornment. Upon such attornment, this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant and upon all of the terms, conditions and covenants as are set forth in this Lease, except that the Successor Landlord shall not be: (i) liable for any previous act or omission of Landlord under this Lease; (ii) subject to any offset not expressly provided for in this Lease; (iii) bound by any previous modification of this Lease, unless such modification or prepayment shall have been expressly approved in writing by the Landlord and any mortgagee of whom Tenant had notice; (iv) liable for the return of any security deposited under this Lease, unless the same shall have been actually received by such Successor Landlord; or (v) bound by any prepayment of more than one (1) month’s Base Rent. Tenant hereby waives the provisions of any present or future statute or rule of law which may give Tenant any right of election to terminate this Lease or to surrender possession of the Property in the event any mortgage or lease affecting the Property is in default or is terminated, and agrees that this Lease shall not be affected in any way whatsoever by any such default, termination or any proceeding instituted as a result thereof, provided that such Successor Landlord recognizes this Lease and agrees in such written instrument not to disturb Tenant’s right to possession except in accordance with the terms of this Lease.

Section 16.2         Attornment. Tenant agrees that in the event of a sale, transfer or assignment, or sale and leaseback, of Landlord’s interest in the Property, or in the event any proceedings are brought for the foreclosure of or for the exercise of any power of sale under any mortgage constituting a lien upon the Property, to attorn to and to recognize such transferee, purchaser or mortgagee, as Landlord under this Lease (provided that such party grants Tenant reciprocal non-disturbance rights), or, in the case of a sale-leaseback, to continue to recognize Landlord as its Landlord under this Lease. The foregoing provisions of this Section 16.2 shall be self-operative, and no further instrument shall be required to give effect to said provisions. Tenant, however, agrees, at the request of the party to which it has attorned, to execute, acknowledge and deliver, without charge, from time to time, instruments in form reasonably acceptable to Tenant acknowledging such attornment and non-disturbance, and to execute estoppel certificates as may reasonably be requested by such party.

Section 16.3         Estoppel Certificate. Tenant and Landlord agree at any time and from time to time, within twenty (20) days after receipt of a request by the other, to execute, acknowledge and deliver a statement certifying: (a) as to the date which shall be deemed to be the Term Commencement Date hereunder; (b) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications); (c) the date to which the Rent and any Additional Rent (including operating expenses and property taxes) has been paid; and (d) whether or not to the best knowledge of Tenant or Landlord, as applicable: (i) Landlord or Tenant, as applicable, is in default in keeping, observing or performing any term, covenant, agreement, provision, condition or limitation contained in this Lease and, if in default, specifying each such default; (ii) either party is holding any funds under this Lease in which the other has an interest (and, if so, specifying the party holding such funds and the nature and amount thereof); and (iii) there is any amount then due and payable to Tenant by Landlord, it being intended that such statement delivered pursuant to this Section 16.3 may be relied upon by Tenant, Landlord, any mortgagee, any prospective purchaser or assignee of Tenant’s or Landlord’s interest in this Lease or the mortgagee’s interest in any mortgage, and by any prospective mortgagee of the Property or any part thereof.

Section 17.           Non-Liability of Landlord. Landlord shall not be responsible or liable to Tenant or its customers, sub-tenant(s), assignees, employees, agents, suppliers, contractors or any other person or entity affiliated with Tenant or its sub-tenant(s), and Tenant shall indemnify Landlord, for any loss, damage or injury to person or property that may be occasioned by the acts, omissions or negligence of Tenant or sub-tenant(s), assignees or of persons occupying any space adjacent to or adjoining the Premises, Building and Property or any part thereof including, not in limitation of the foregoing, loss, damage or injury resulting to Tenant or to any other person, or to any property of Tenant or sub-tenant or of any other person, from closure of the Property, in whole or in part, for purposes of repair or replacement of same, or from water, gas, steam, fire or the bursting, backflow, stoppage or leakage of sewer pipes.

Section 18.            Indemnification of Landlord and Tenant.

Section 18.1         Indemnification of Landlord. Tenant shall protect, indemnify and save harmless Landlord, its agents, employees, lenders, and the Premises, Building and Property from and against all liabilities, obligations, claims, damages, judgments, suits, liens, penalties, costs, expenses (including, without limitation, reasonable attorneys’ fees) and actions or proceedings asserted against Landlord or against the Property or any part thereof and arising from or in connection with the occurrence or existence of any of the following during the Term hereof: (i) the use, occupancy, maintenance, repair, replacement, management or control of the Property by Tenant; (ii) any accident, injury to or death of persons or loss of or damage to property (except to the extent caused by the negligent or willful act or omission of Landlord or its agents, servants, employees or contractors) occurring in, on or about the Property or any part thereof; (iii) performance of any labor or services or the furnishing of any materials or other property in respect of the Property; (iv) any failure on the part of Tenant to perform or comply with any of the terms of this Lease; or (v) any negligent or tortious act or omission of Tenant or its agents, servants, employees or contractors.

Section 18.2         Indemnification of Tenant. Landlord shall protect, indemnify and save harmless Tenant, its agents, subtenants and employees, from and against all liabilities, obligations, claims, damages, suits, liens, penalties, judgments, costs, expenses (including, without limitation, reasonable attorneys’ fees) and actions or proceedings asserted against Tenant and arising from or in connection with the occurrence or existence of any of the following during the Term hereof: (i) any failure on the part of Landlord to perform or comply with any of the terms of this Lease; and (ii) any negligent or tortious act or omission of Landlord or its agents, servants, employees or contractors.

Section 19.           Defaults and Remedies.

Section 19.1              Tenant’s Default. Tenant shall be in default under this Lease upon the occurrence of any one or more of the following events (collectively “Defaults” and individually a “Default” or “Event of Default”):

(a)         Tenant fails to pay Base Rent and/or Additional Rent due hereunder on any day upon which the same is to be paid, and such default continues for ten (10) days after receipt of notice of non-payment.

(b)         The occurrence of any of the events of bankruptcy or insolvency set forth in Section 20 of this Lease.

(c)         The Property shall have been abandoned, deserted or vacated or left vacant or unoccupied for thirty (30) consecutive business days without notice to Landlord, and Tenant shall have ceased paying Rent.

(d)         The occurrence of any other event which is defined as a default elsewhere in this Lease, together with the passage of the applicable grace period, if any, without cure.

(e)         Tenant fails to observe or perform any of the other covenants, conditions or provisions of this Lease to be observed or performed by Tenant, or Tenant shall do or permit any thing to be done, whether by action or inaction, contrary to any of Tenant’s obligations hereunder, and Tenant fails to cure such default within thirty (30) calendar days after notice thereof in writing to Tenant or if such default cannot be reasonably cured within thirty (30) calendar days, unless Tenant begins such cure within thirty (30) calendar days and diligently pursues such cure to completion within sixty (60) days of Tenant’s receipt of Landlord’s notice to cure such default, or such longer or shorter time as may be commercially reasonable under the specific circumstances surrounding such default, time being of the essence, not to exceed ninety (90) days.

Section 19.2              Remedies.

(a)         Upon the occurrence of any one or more such Defaults set forth in Section 19.1, Landlord, in addition to any other remedies herein contained or as may be permitted by law, may: (i) cancel and terminate this Lease upon written notice to Tenant (whereupon the Term or Renewal Term, as applicable, shall expire and this Lease shall terminate, and Tenant shall then quit and surrender the Property to Landlord, but Tenant shall remain liable as hereinafter provided); and/or (ii) at any time thereafter, re-enter and resume possession of the Property as if this Lease had not been made, Tenant hereby waiving the service of any notice of intention to re-enter or to institute legal proceedings to that end.

(b)         If this Lease shall be terminated or if Landlord shall be entitled to re-enter the Property and dispossess or remove Tenant under the provisions of this Section 19 (either or both of which events are hereinafter referred to as a “Termination”), Landlord or Landlord’s agents may immediately or at any time thereafter re-enter the Property and remove therefrom Tenant, its agents, employees, licensees and any subtenants and other persons or business entities, and all or any of its or their property therefrom, either by summary dispossess proceedings or by any suitable action or proceeding at law or by peaceable re-entry or otherwise, without being liable to prosecution or damages therefor, and may repossess and enjoy the Property, including all additions, alterations and improvements thereto.

(c)         In case of Termination, the Rent and all other charges required to be paid by Tenant hereunder shall thereupon become due and shall be paid by Tenant up to the time of the Termination, and Tenant shall also pay to Landlord all expenses which Landlord may then or thereafter incur as a result of or arising out of a Termination including, but not limited to, court costs, attorneys’ fees, brokerage commissions, and costs of terminating the tenancy of Tenant or any other occupant of the Property, re-entering, dispossessing or otherwise removing Tenant or any other occupant of the Property, and restoring the Property to good order and condition and, from time to time, altering and otherwise preparing the same for re-letting. Upon a Termination, Landlord may, at any time and from time to time, re-let the Property, in whole or in part, either in its own name or as Tenant’s agent, for a term or terms which, at Landlord’s option, may be for the remainder of the then current Term, or for any longer or shorter period; provided, however, that Landlord agrees to use commercially reasonable efforts to mitigate its damages.

(d)         In addition to the payments required by Section 19.2(c) above, Tenant shall be obligated to, and shall pay to Landlord upon demand, damages (payable in monthly installments, in advance, on the first (1st) day of each calendar month following the Termination, and continuing until the date originally fixed herein for the expiration of the Term or Renewal Term, as applicable), in amounts equal to the excess, if any, of the sums of the aggregate expenses paid by Landlord during the month immediately preceding such calendar month for all such items as, by the terms of this Lease, are required to be paid by Tenant, plus an amount equal to the installment of Rent which would have been payable by Tenant hereunder in respect to such calendar month had this Lease not been terminated, over the sum of rents, if any, collected by or accruing to Landlord in respect to such calendar month pursuant to a re-letting or to any holding over by any subtenants of Tenant.

(e)         Notwithstanding Landlord’s agreement to use commercially reasonable efforts to mitigate its damages as set forth in Section 19.2(c) above, Landlord shall in no event be liable for failure to re-let the Property or in the event that the Property are re-let, for failure to collect rent due under such re-letting; and in no event shall Tenant be entitled to receive any excess of rent over the sums payable by Tenant to Landlord hereunder, but such excess shall be credited to the unpaid Rent due hereunder, and to the expenses of re-letting as provided herein.

(f)           Suit or suits for the recovery of damages hereunder, or for any installments of Rent, may be brought by Landlord from time to time at its election, and nothing herein contained shall be deemed to require Landlord to postpone suit until the date when the Term or Renewal Term, as applicable would have expired if it had not been terminated under the provisions of this Lease, or under any provision of law, or had Landlord not re-entered into or upon the Property.

(g)          Anything herein to the contrary notwithstanding, Landlord shall not have the right to accelerate any future installments of Rent due upon an Event of Default by Tenant.

(h)          Landlord, at its option, in addition to any and all remedies available to it, shall have the right to charge a fee for payment of Rent received later than the tenth (10th) day of the month in which said Rent was due, which fee shall be four percent (4%) of the amount of such overdue Rent.

(i)           Tenant hereby waives all rights of redemption to which Tenant or any person claiming under Tenant might be entitled, after a surrender and acceptance of the Property and Tenant’s leasehold estate, or after a termination of this Lease, or after a judgment against Tenant in an action in ejectment, or after the issuance of a final order or warrant of dispossess in a summary proceeding, or in any other proceeding or action authorized by any rule of law or statute now or hereafter in force or effect.

(j)        Tenant’s obligation under this Section 19.2 shall survive the expiration or earlier termination of this Lease.

Section 20.            Bankruptcy; Insolvency.

Section 20.1           Cancellation of Lease. Notwithstanding anything herein to the contrary, this Lease may be cancelled by Landlord by the sending of a written fifteen (15) day notice of cancellation to Tenant within a reasonable time after the happening of any one or more of the following events:

(a)          a receiver, trustee or liquidator of Tenant or of all substantially all the property of Tenant or of its interest in the Property, shall be appointed in any proceeding brought by Tenant or if any such receiver, trustee or liquidator shall be appointed or any proceeding brought against Tenant and such receiver, trustee or liquidator shall not be discharged within sixty (60) calendar days after such appointment;

(b)          the making by Tenant of an assignment or any other arrangement for the benefit of creditors pursuant to any Law;

(c)          the filing by Tenant of a voluntary petition in bankruptcy pursuant to the United States Bankruptcy Code (“Bankruptcy Code”) seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief thereunder; or

(d)          the adjudication of Tenant as bankrupt or insolvent or if a petition or answer proposing the adjudication of Tenant as a bankrupt pursuant to the Bankruptcy Code or any similar federal or state law is filed and such petition or answer shall not be discharged within sixty (60) calendar days after the date of filing hereof.

Landlord’s statutory liens for Rent shall be honored by Tenant and any trustee, representative or creditor of Tenant.

Section 20.2           Protection to Landlord. If Landlord shall have no right to terminate this Lease by reason of the applicable provisions of the Bankruptcy Code, Tenant or its trustee or other representative shall promptly provide adequate protection to Landlord pursuant to the provisions of the Bankruptcy Code.

(a)          Tenant or its trustee shall promptly accept or reject this Lease.

(b)          If Tenant shall not be in liquidation, Tenant or its trustee shall assume or reject this Lease as soon as such decision can reasonably be made, and shall compensate Landlord for the use and occupancy of the Property at the rental rate specified in Section 4, including Additional Rent, monthly in advance until such decision is made.

(c)          This Lease may not be assumed unless, at the time of such assumption, the trustee or assignee shall promptly: (i) cure or provide adequate assurance that it will promptly cure any Default(s) under this Lease, to include payment of Landlord’s attorney fees; (ii) compensate or provide adequate assurance that it shall compensate Landlord for any actual and/or pecuniary loss to Landlord resulting from such Defaults(s); (iii) provide adequate assurance reasonably satisfactory to Landlord of future performance under this Lease; and (iv) compensate Landlord for all post-filing use and occupancy of the Property at the rental rate specified in Section 4, including Additional Rent, and shall timely perform all of Tenant’s other obligations hereunder.

Section 20.3           Assignment Pursuant to Bankruptcy Code. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, Tenant or its legal representative shall give prompt written notice thereof to Landlord along with adequate assurance of future performance by the assignee. Any and all monies or other consideration to be delivered in connection with the assignment shall be delivered to Landlord, and shall be and remain the exclusive property of Landlord to be applied to post-filing use and occupancy payments to Landlord or other monies owed by Tenant to Landlord, and shall not constitute property of Tenant or of the estate of Tenant. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed to have assumed all of the obligations arising under this Lease on and after the date of such assignment, and shall upon demand execute and deliver to Landlord an instrument confirming that assumption,

Section 21.            Landlord’s Right of Access to Property. Tenant shall permit Landlord or its agents to enter the Property during business hours on not less than twenty-four (24) hours prior notice, either by written or oral notice to the manager of the branch located within the Property, for the purpose of inspecting the Property or showing the Property to potential lenders or persons wishing to purchase the same and, at any time within twelve (12) months prior to the expiration of the Term or of any Renewal Term, to persons wishing to rent same. Taking into account the nature of Tenant’s business, Landlord shall not have the right to show secured areas of the Property or appurtenant systems used in connection therewith. Landlord shall also have the right, but not the obligation, to enter the Property upon at least twenty-four (24) hour prior notice, either written or oral to the manager of the branch located within the Property, and at any reasonable times to cure Defaults of Tenant or to perform any act or thing which Landlord may have the right to do under this Lease; provided, however, that should Landlord need to enter the Property to address an emergency situation, no prior notice shall be required. To the extent reasonably practicable, entries by Landlord shall be conducted so as to avoid interference with Tenant’s business.

Section 22.            Environmental Provisions.

Section 22.1            Compliance with Environmental Laws.

(a)         Tenant shall use and occupy the Property in compliance with all federal, state and local laws, ordinances, rules, regulations and legally enforceable policies and guidelines regarding the environment, human health or safety (the “Environmental Laws”) applicable to the Property, or the Tenant’s use thereof.

(b)        The term “Hazardous Materials” means: (i) any material, substance, product, petroleum, petroleum product, derivative, compound or mixture, mineral including, but not limited to, asbestos and asbestos containing materials, gas, radon, radioactive materials, chemical, flammable explosives, medical waste or other pollutant, urea formaldehyde foam insulation, lead, polychlorinated byphenyls, in each case whether naturally occurring, man-made or the by-product of any process that is toxic, harmful or hazardous and that may cause damage to human health or the environment, safety or real property; or (ii) any material or substance sustaining a cause or action or claim under any Environmental Law, whether or not such material or substance is defined as hazardous as such under any Environmental Law and whether such substance is now or hereafter designated as hazardous, under any Environmental Law, or by any environmental agency or otherwise.

Section 22.2           Copies of Notices. In the event that Tenant or Landlord receives any notice, whether written or oral, concerning the occurrence of any spill, discharge or cleanup of any Hazardous Materials on or about the Property or into any sewer, septic system or waste treatment system servicing the Property (hereinafter collectively referred to as a “Hazardous Discharge”) or of any complaint, order, citation or notice with regard to air emissions, water discharges, noise emissions or any other environmental, health or safety matter affecting the Property, Tenant, or the operation of Tenant at the Property (hereinafter collectively referred to as an “Environmental Complaint”) from any person, entity or governmental agency, then Tenant or Landlord shall as soon as possible, but within five (5) business days, give oral and written notice of same to the other as the case may be, which notice shall set forth specifically and in detail all relevant facts and circumstances with respect thereto.

Section 22.3            Remediation.

(a)          In the event of any release or threatened release of any Hazardous Materials caused by Tenant at, under or about the Property, or upon the issuance of any Environmental Complaint as a result of Tenant’s action, Tenant shall, at its sole cost and expense, immediately take all necessary steps to initiate and expeditiously complete all remedial and corrective action in accordance with all applicable Environmental Laws to the satisfaction of the applicable governmental authorities, including the payment of any and all costs and penalties assessed against the Property. Tenant shall promptly supply Landlord with copies of all notices, reports, documents, materials, submissions, testing results, assessments, or any other material, in connection with its remedial action prior to submission to any governmental agency. Tenant shall notify Landlord in writing in advance of all meetings scheduled between Tenant and any applicable governmental authority. Landlord may attend and participate in all such meetings.

(b)          In the event of any release, threatened release or discovery of any Hazardous Materials at, under or about the Property or upon the issuance of any Environmental Complaint which is the result of Hazardous Materials, Hazardous Discharge or violation of Environmental Laws which occurred or alleged to have occurred prior to the execution of this Lease (a “Pre-Existing Condition”), Tenant shall, at its sole cost and expense, take all necessary steps to initiate and expeditiously complete all remedial and corrective action in accordance with all applicable Environmental Laws to the satisfaction of the applicable Governmental Authorities, including the payment of any and all costs and penalties assessed against the Property. In the event of any release or threatened release of any Hazardous Materials at, under or about the Property, or upon the issuance of any Environmental Complaint with respect to the Property, Tenant shall, at its sole cost and expense, take all necessary steps to initiate and complete all remedial and corrective action in accordance with all applicable Environmental Laws to the reasonable satisfaction of the applicable Governmental Authorities, including the payment of any and all costs and penalties assessed against the Property.

Section 22.4           Tenant’s Indemnification. Tenant shall indemnify, protect, defend and hold Landlord, its agents, employees, lenders, and the premises, harmless from and against any and all loss and/or damages, liabilities, judgments, costs, claims, liens, expenses, penalties, and attorney’s and consultant’s fees arising out of or involving any Hazardous Materials or Hazardous Discharge brought onto the Property by or for Tenant or otherwise caused by Tenant or any agent, employee, customer, contractor or any other person or entity affiliated with Tenant in conjunction with Tenant’s use and occupancy of the Premises, Building and Property, and/or arising out of Tenant’s failure to comply with its obligations under Section 22.3 hereof, and/or arising out of Tenant’s failure to comply with all applicable Environmental Laws or relating to the presence of Hazardous Materials upon or affecting the Property and caused by Tenant or arising from any other cause whatsoever (except for the negligence of or as caused by Landlord). Tenant’s obligations under Section 22 of this Lease shall survive the termination of this Lease.

Section 23.            Notices. All notices, statements, demands, consents, approvals or authorizations hereby required or permitted under this Lease shall, unless otherwise specifically provided herein, be given in writing and shall either be personally delivered to Landlord or Tenant, as the case may be, or sent by United States certified mail, return receipt requested, or by an overnight delivery service that provides for receipted delivery, such as FedEx, addressed by the party giving, making or sending the same to the other at the Notice Address of Landlord or the Notice Address of Tenant, as appropriate, or to such other address as either party may designate from time to time by a notice given to the other party. All notices shall be effective upon receipt or refusal, but no later than five (5) days following deposit with the carrier. Notices may be sent by a party, its counsel, or an authorized agent. The payment of Rent and the transmittal of invoices may be sent by first class U.S. mail.

Section 24.            Memorandum of Lease. Neither Landlord nor Tenant shall record this Lease. The parties shall join in the execution of a memorandum or so-called “short form” of this Lease simultaneously with the execution of this Lease, or at any other time upon the request of either party in the form attached hereto as Exhibit C. Either party may then record the short form of lease, and any recording costs shall be borne by the party requesting recordation.

Section 25.            End of Term.

Section 25.1         Condition of Property. On the last day of the Term or any Renewal Term, as applicable, or the earlier termination of the Term, or any Renewal Term, as applicable, Tenant shall peaceably and quietly leave, surrender and deliver the Property to Landlord, together with (a) all alterations, changes, additions and improvements, which may have been made upon the Property, and (b) except for the personal property and fixtures of Tenant, such as a removable vault, teller lines, teller lockers, safe deposit boxes, ATMs and security equipment, all fixtures of any kind or nature which Tenant may have installed or affixed on, in or to the Property for use in connection with the operation and maintenance of the Property (whether or not said property be deemed to be fixtures), all of the foregoing to be surrendered in good and sufficient repair, order and condition, reasonable use, ordinary wear and tear excepted, and free of occupants. Notwithstanding the foregoing, no item shall be removed if its removal would impair the structural integrity of the Property, Building and/or Property, or any part thereof. Tenant shall pay for the repair of any damage to the Property, Building and/or Property associated with the removal of the aforementioned items.

Section 25.2         Cost of Repair. At or prior to the termination of this Lease, Tenant shall remove its personal property, and Tenant shall pay or cause to be paid the cost of repairing or remedying any damage caused thereby, providing that no item may be removed if its removal would impair the structural integrity of the Property or any part thereof. All property not so removed shall be deemed abandoned, and may either be retained by Landlord as its property or disposed of, without accountability, in such manner as Landlord may see fit, at the sole cost and expense of Tenant.

Section 25.3          Survival of Obligations. Tenant’s obligations under this Section 25 shall survive the expiration or termination of this Lease.

Section 26.            Intentionally Omitted.

Section 27.             General Provisions.

Section 27.1         No Waste. Tenant covenants not to do or suffer any waste or damage, or injury to the Premises, Building and/or Property.

Section 27.2         Landlord’s Liability. If Landlord shall breach any of the provisions of this Lease, Landlord’s liability shall in no event exceed Landlord’s interest in the Property as of the date of Landlord’s breach; and Tenant expressly agrees that any judgment or award which it may obtain against Landlord shall be recoverable and satisfied solely out of the right, title and interest of Landlord in and to the Property and the rents, issues, profits, insurance proceeds and awards therefore, and that Tenant shall have no rights against Landlord (or any persons or entities comprising Landlord), or rights of lien or levy against any other property of Landlord (or of any persons or entities comprising Landlord), nor shall any other property or assets of Landlord be subject to levy, execution or other enforcement proceedings for the collection of any such sums or satisfaction of any such judgment or award.

Section 27.3         Partial Invalidity. If any term or provision of this Lease or the application thereof to any party or circumstances shall to any extent be invalid or unenforceable under any law or for any reason, the remainder of this Lease or the application of such term or provision to parties or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

Section 27.4        No Waiver. One or more waivers by either party of the obligation of the other to perform any covenant or condition shall not be construed as a waiver of a subsequent breach of the same or any other covenant or condition. The receipt of Rent by the Landlord, with knowledge of any breach of this Lease by Tenant or of any default by Tenant in the observance or performance of any of the conditions or covenants of this Lease shall not be deemed to be a waiver of any provision of this Lease. Neither the acceptance of the keys nor any other act or thing done by Landlord or any agent or employee of Landlord during the Term or any Renewal Term, as applicable, shall be deemed to be an acceptance of a surrender of the Property, excepting only an agreement, in writing, signed by the Landlord accepting or agreeing to accept such a surrender.

Section 27.5         Number and Gender. Wherever herein the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders.

Section 27.6         Successors and Assigns. The terms, covenants and conditions herein contained shall be binding upon and inure to the benefit of the respective parties and their successors and assigns.

Section 27.7         Section Headings. Section headings and any other headings or captions used herein are intended for convenience in finding the subject matters, and are not to be used in determining the intent of the parties to this Lease.

Section 27.8         Entire Agreement; Amendment. This Lease contains the entire and only agreement between the parties, and no oral statements or representations or prior written matter not contained or referred to in this Lease shall have any force or effect. This Lease shall not be modified in any way or terminated by mutual agreement except by a writing executed by both parties.

Section 27.9         Cost of Performing Obligations. Unless otherwise specified, the respective obligations of the parties to keep, perform and observe any terms, covenants or conditions of this Lease shall be at the sole cost and expense of the party so obligated.

Section 27.10       Remedies Cumulative. The specified remedies to which the Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which such party may be lawfully entitled in case of any breach or threatened breach of any provision of this Lease. In the event of any breach or threatened breach by either party or any persons claming through or under such party of any of the agreements, terms, covenants or conditions contained in this Lease, Landlord or Tenant, as the case may be, shall be entitled to enjoin such breach or threatened breach (if entitled to do so at law or in equity or by statute or otherwise), and shall have the right to invoke any right and remedy allowed by law or in equity or by statute or otherwise as if any of those specific remedies were provided for in this Lease.

Section 27.11      Holding Over. If Tenant holds over after the expiration of the Term or Renewal Term, as applicable, or earlier termination of this Lease, and if Tenant is not otherwise in Default hereunder, such holding over shall not be deemed to create an extension of the Term or Renewal Term, as applicable, but such occupancy shall be deemed to create a month-to-month tenancy on the same terms and conditions (except as the same may be then inapplicable) as are in effect on the date of said expiration or earlier termination, except that the Base Rent payable shall be one hundred twenty-five percent (125%) of the Base Rent in effect on the date of expiration or termination of the Term or Renewal Term, as applicable.

Section 27.12       Force Majeure. The period of time during which either party hereto is prevented from performing any act required to be performed under this Lease by reason of fire, catastrophe, labor difficulties, strikes, lockouts, civil commotion, terrorism, acts of God or of the public enemy, governmental prohibitions or preemptions, embargoes, inability to obtain materials or labor by reason of governmental regulations or prohibitions, or other events beyond the reasonable control of Landlord or Tenant, as the case may be, shall be added to the time for performance of such act, and neither party shall be liable to the other or in default under this Lease as the result thereof. The provisions of this Section 27.12 shall not apply to or in any manner extend or defer the time for any obligations to make payment of monies required of either party hereunder.

Section 27.13       Governing Law. The interpretation and validity of this Lease shall be governed by the laws of the State in which the Property is located.

Section 27.14       Brokerage. Landlord and Tenant represent that there was no broker involved in consummating this Lease. Each party warrants to the other than in the event of a claim by any broker or other person for commissions on account of representing such party to this transaction, the party against whom such a claim is made shall indemnify and hold the other harmless from that claim, including attorneys’ costs and fees incurred in connection with the defense against any claim, action, demand or suit.

Section 27.15       Waiver of Jury Trial. It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall, and they hereby do, waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected to this Lease, the relationship of Landlord and Tenant, tenant’s use or occupancy of the Property, and any emergency statutory or any other statutory remedy.

Section 27.16       No Option. This Lease may be submitted to Landlord or Tenant prior to its execution, but such submission shall not constitute an offer or an option by either party, and this Lease shall not bind Landlord or Tenant until this Lease shall have been signed and delivered by both parties.

Section 27.17       Quiet Enjoyment. Upon the payment of the Rent and upon the performance of the terms, covenants and conditions herein contained on Tenant’s part to be kept and performed, Tenant shall and may at all times during the Term and any Renewal Term, as applicable, peaceably and quietly enjoy the Property, without hindrance from Landlord, subject to the terms of this Lease.

Section 27.18       No Joint Venture. Nothing contained in this Lease shall be deemed or construed to create a joint venture, partnership or any other relationship between Landlord and Tenant, nor cause either party to be liable for the obligations of the other party, it being the intention of the parties hereto that the only relationship between them is that of Landlord and Tenant. Each of Landlord and Tenant represents and warrants to the other that it has the legal right and authority to execute this Lease, and the execution and delivery thereof has been duly authorized by all requisite action.

Section 27.19      Interpretation. This Lease has been negotiated at arm’s-length. In the event of any ambiguity in any of the terms and provisions, the Lease shall not be interpreted against or in favor of either Landlord or Tenant, but the Lease shall be interpreted in accordance with the intent of the parties and the function of its terms and provisions.

Section 27.20       No Merger of Title. There shall be no merger of this Lease or the leasehold estate created by this Lease with the fee estate in the Premises, Building and/or Property or any part thereof by reason of the fact that the same person, firm, corporation or other entity may acquire or own or hold, directly or indirectly, (a) this Lease or the leasehold estate created by the Lease or any interest in this Lease or in any such leasehold estate; and (b) the fee estate in the Premises or any part thereof or any interest in such fee estate, and no such merger shall occur unless and until all corporations, firms and other entities, including each Leasehold Mortgagee, having any interest in: (i) this Lease or the leasehold estate created by this Lease; and (ii) the fee estate in the Premises or any part thereof shall join in a written instrument effecting such merger and shall duly record the same.

Section 27.21       Business Day. If the time period by which any right, option or election provided under this Lease must be exercised, or by which any act required hereunder must be performed, or by which any closing hereunder must be held, expires on a Saturday, Sunday or legal or bank holiday, then such time period shall be automatically extended through the close of business of the next regularly scheduled business day.

Section 27.22       Legal Fees. In the event that at any time during the Term either Landlord or Tenant shall institute any action or proceeding against the other relating to the provisions of this Lease, or any Default hereunder, the unsuccessful party in such action or proceeding agrees to reimburse the successful party for the reasonable expenses of attorneys’ fees and disbursements incurred therein by the successful party. Such reimbursement shall include all legal expenses incurred prior to trial, at trial and at all levels of appeal and post judgment proceedings, including reasonable efforts to collect a judgment.

Section 27.23       Further Assurances. In addition to the acts and deeds recited herein and contemplated to be performed, executed and/or delivered by the parties hereto, the parties hereto agree to perform, execute and/or deliver any and all such further acts, deeds and assurances as may be reasonably required to consummate the transaction contemplated hereby.

Section 27.24       Time of Essence. Time is of the essence with respect to the obligations to be performed under this Lease.

Section 27.25       Waivers. No waiver by Landlord or Tenant of any provision hereof shall be deemed to be a waiver of any other provision hereof or of any subsequent breach by Landlord or Tenant of the same or any other provision of this Lease. Landlord’s or Tenant’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of the other party’s consent to or approval of any subsequent act. The acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent.

Section 27.26       Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

Section 27.27       Covenants and Conditions.   Each    provision    of    this    Lease performable by Tenant shall be deemed both a covenant and a condition.

Section 28.            Security Measures. Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide security measures for the benefit of the Premises, Building or Property. Tenant assumes all responsibility for the protection of Tenant, its agents, customers, suppliers, invitees and sub-tenants, and for the property of Tenant and of Tenant’s agents and invitees and sub-tenants from acts of third parties.

Section 29.            Authority. Each individual executing this Lease on behalf of Tenant and Landlord is duly authorized to execute and deliver this Lease on behalf of said entity. Tenant shall, upon execution of this Lease, deliver to Landlord evidence of such authority and Landlord shall deliver to Tenant evidence of such authority and evidence that it is the fee simple title owner of the Property upon the Delivery Date.

Section 30.            Termination Right. After the First Lease Year, Tenant shall have the right to terminate two (2) of the PNC Leases each calendar year during the term hereof (including renewal terms), at any time upon at least twelve (12) months prior written notice (the “Termination Notice”) to Landlord. As used herein the term “PNC Leases” shall mean the leases (including this Lease) entered into by Landlord and Tenant on the Closing Date, as more particularly described on Exhibit E attached hereto and made a part hereof, as the same may be amended form time to time, or at any time, in accordance with subsection (f) hereof, or as otherwise agreed in writing by the parties. The Termination Notice shall specify the PNC Lease which Tenant elects to terminate and the date of termination (the “Termination Date”) which shall not be less than twelve (12) months from the date of the Termination Notice. “ In the event of such termination, this Lease and the benefits and liabilities of this Lease shall terminate on the Termination Date as if it were the end of the Term.

Section 31.            Confidentiality. The parties covenant and agree to keep the provisions of this Lease and any audit or other financial information obtained pursuant to this Lease (“Information”) confidential, and shall not disclose such Information to any person or entity (except as provided below or any memorandum of lease). The parties agree not to in any way publicize, disclose or discuss the Information to or with persons other than those named herein, and shall use good faith efforts to cause such parties to whom they are permitted to disclose such Information to maintain the confidentiality thereof in accordance with the terms of this section. Notwithstanding the foregoing, disclosure of the Information to the following parties shall not be a breach of this Section: (i) to any party’s accountants, auditors or business professionals or consultants (including brokers, insurance and marketing consultants); (ii) to any party’s attorneys or other professionals for purposes of review and advice and for use in any litigation or potential litigation against any party; (iii) in connection with litigation or in response to any subpoena or other legal process requiring the production or disclosure hereof: (iv) to the Internal Revenue Authority, Office of the Comptroller of the Currency or any applicable regulatory authority; (v) to any officers, directors, agents or employees of the party or of the party’s parent corporation, subsidiary, or other related entity; (vi) to any existing or proposed lender, purchaser, investor, assignee, subtenant, or licensee; or (vi) otherwise as required of any party by applicable law or order.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto agree to the terms of this Lease on the year and date first written above.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto agree to the terms of this Lease on the year and date first written above.

LANDLORD:

ARC PANJOH54 LLC, a Delaware limited liability company

By:	/s/ William M. Kahane
Name: William M. Kahane
Title: President

[SIGNATURES CONTINUE ON NEXT PAGE]

Lease - NJ, OH - PNC

TENANT:
PNC BANK, NATIONAL ASSOCIATION, a
national banking association
By:	/s/ Dennis Hartman
Name:	Dennis Hartman
Title:	Vice President

Lease - PNC

Exhibit A

LEGAL DESCRIPTION

ALL THAT CERTAIN tract or parcel of land and premises lying, being and situate in the Borough of Raritan, County of Somerset and State of New Jersey being more particularly described as follows:

BEGINNING at a point in the southerly side line of Somerset Street as now laid out said point being N 80° 28' 30" E and 80.00 feet distant from the intersection of said southerly side line of Somerset Street with the easterly side line of Doughty Street as now laid out, said point marking the northeasterly corner of property of St. Paul Evangelical Lutheran Church, said point also marking the northeasterly corner of Lot #12, Block C, as shown on a map entitled “A Map of the Village of Raritan, Surveyed and Drawn by I. P. Lindsley, Civil Engineer, August 1846", which map was ordered filed in the Somerset County Clerk’s Office by the Board of Managers of The Somerville Water Power Company on September 16, 1846, and was filed in the Somerset County Clerk’s Office on October 12, 1846 as Map #20; and running thence

(1)           N 80° 28' 30" E along said southerly side line of Somerset Street a distance of 122.15 feet to a point and northwest corner of property of Jim’s Realty, Inc., said point being S 80° 28' 30" W and distant 37.85 feet from the intersection of said southerly side line of Somerset Street with the westerly side line of Thompson Street as now laid out, said point also being N 80° 28' 30" E and distant 2.15 feet from the northwesterly corner of Lot 16, Block C as shown on said map; thence

(2)           S 09° 31' 30" E along the westerly line of property of Jim’s Realty, Inc. parallel to and 2.15 feet easterly therefrom the westerly line of Lot 16, Block C as shown on said map, a distance of 90.04 feet to a point and corner; thence

(3)           N 80° 28' 30" E through Lot 16, Block C as shown on said map, along the rear line of property of Jim’s Realty, Inc., a distance of 37.85 feet to a point in the Westerly side line of Thompson Street as now laid out; thence

(4)           S 09° 31' 30" E along said westerly line of Thompson Street, a distance of 109.96 feet to a point and northeast corner of Lot 19, Block C as shown on said map, now or formerly Joseph Sferra; thence

(5)           S 80° 28' 30" E, along the northerly line of Lots 19 and 8, Block C as shown on said map, a distance of 160.00 feet to a point and southeasterly corner of property of said St. Paul Evangelical Lutheran Church, said point being N 80° 28' 30" E as measured along the northerly line of Lot 8 as shown on said map, and distant 80.00 feet from the easterly side line of Doughty Street as now laid out; thence

(6)           N 09° 31' 30" W along the easterly side line of St. Paul Evangelical Lutheran Church, a distance of 200.00 feet to the point and place of BEGINNING.

BEING premises 9 West Somerset Street, Raritan, NJ.

9 West Somerset St., Raritan, NJ

BEING Lot 3, Block 107.

BEING the same premises which The Raritan Savings Bank, by deed dated April 2, 1975 and recorded April 14, 1975 in the Somerset County Clerk’s Office in Deed Book Volume 1312, page 634, granted and conveyed unto The Raritan Savings Bank. The Raritan Savings Bank was acquired by United National Bank on March 31, 1999. United National Bank was re-named United Trust Bank on May 7, 2001. On March 20, 2004, United Trust Bank merged with PNC Bank, National Association, the Grantor herein.

Also described pursuant to survey of Millman Surveying, Inc. dated July 15, 2008 as follows:

Situated in the City of Raritan, County of Somerset and State of New Jersey: Known as being all of the land now or formerly conveyed to PNC Bank as recorded in Book 1312 Page 634 of Somerset County Records and being more particularly described as follows:

Commencing on the north line West Somerset Street;

Thence, along the north line of West Somerset Street, North 80°28'30" East, 80.00 feet to a 5/8" capped rebar stamped “Millman” set and also being the true Point of Beginning;

Thence, continuing along West Somerset Street, North 80°28'30" East, 122.15 feet to a 5/8" capped rebar stamped “Millman” set at the northwest corner of land now or formerly conveyed to Raritan Investors Property Management LLC as recorded in Book 6107 Page 1179 of Somerset County Records;

Thence, along the west line of said Raritan Investors Property Management LLC, South 09°31'30" East, 90.04 feet to a 1/2" iron rod found,

Thence, continuing along the south line of said Raritan Investors Property Management LLC, North 80°28'30" East, 37.85 feet to a 1" iron bar found on the west line of Thompson Street (60' Wide);

Thence, along the west line of Thompson Street, South 09°31'30" East, 109.96 feet to a 5/8" capped rebar stamped “Millman” set at the northeast corner of land now or formerly conveyed to Krzysztof & Agnieszka Grzebyk as recorded in Book 5467 Page 661 and William & Lori Barrett as recorded in Book 2238 Page 781 of Somerset County Records;

Thence, along the north line of said Grzebyk and Barrett lands, South 80°28'30" West, 160.00 feet to a 5/8" capped rebar stamped “Millman” set at the southeast corner of land now or formerly conveyed to St. Paul Evangelical Lutheran Church of Somerset County Records;

Thence, along the east line of said St. Paul Evangelical Lutheran Church land, North 09°31'30" West, 200.00 feet to the Point of Beginning and containing 0.6564 acres (28,592 square feet) of land more or less.

Exhibit B

SITE PLAN OF PREMISES AND PROPERTY

FIDELITY NATIONAL TITLE INSURANCE COMPANY COMMITMENT NO. 08-PHI-0516 - SCHEDULE A:

All that certain lot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the Borough of Raritan, County of Somerset, State of New Jersey

BEGINNING at a point in the southerly side line of Somerset Street as now laid out, said point being North 80 degrees 28 minutes 30 seconds East, and 80.00 feet distance from the intersection of said southerly side line of Somerset Street with the easterly side line of Doughty Street as now laid out, said point marking the northwesterly corner of property of St. Paul Evangelical Lutheran Church, said point also marking the northeasterly corner of Lot #12, Block C, as shown on a map entitled, "A Map of the Village of Raritan, Surveyed and Drawn by I.P. Lindsley, Civil Engineer, August 1848", which map was [illegible] filed in the Somerset County Clerk's Office by the Board of Managers of the Somerville Water Power Company on September 18, 1848, and was filed in the Somerset County Clerk's Office on October 12, 1848 as map #99 and running thence

1) North 80 degrees 28 minutes 30 seconds East, along said southerly side line of Somerset Street, a distance of 122.15 feet to a point and northwest corner of property of Jim's Realty, Inc., said point being South 80 degrees 28 minutes 30 seconds West, and distant 37.85 feet from the intersection of said southerly side line of Somerset Street with the westerly side line of Thompson Street as now laid out, said point also being North 80 degrees 28 minutes 30 seconds East, and distant 2.15 feet from the northwesterly corner of Lot 16, Block C as shown on said map; thence

2) South 09 degrees 31 minutes 30 seconds East, along the westerly line of property of Jim's Realty, Inc., parallel to and 2.15 feet westerly therefrom the westerly line of Lot 16, Block C as shown on said map, a distance of 90.04 feet to a point and corner; thence

3) North 80 degrees 28 minutes 30 seconds East, through Lot 16, Block C as shown on said map, along the rear line of property line of property of Jim's Realty, Inc., a distance of 37.85 feet to a point in the westerly side line of Thompson Street as now laid out; thence

4) South 09 degrees 31 minutes 30 seconds East, along said westerly line of Thompson Street, a distance of 109.96 feet to a point and northeast corner of Lot 19, Block C as shown on said map, now or formerly Joseph Stenaj; thence

6) North 09 degrees 31 minutes 30 seconds West, along the easterly side line of St. Paul Evangelical Lutheran Church, a distance of 200.00 feet to the point and place of BEGINNING.

Note for information: Being Lot 3, Block 107 on the tax map.

FIDELITY NATIONAL TITLE INSURANCE COMPANY COMMITMENT NO. 08-PHI-0516 - SCHEDULE B, SECTION II:

There are no schedule B items for this particular site.

MISCELLANEOUS NOTES:

1. There is direct access to the subject property via West Somerset Street and Thompson Street, both being public right-of-ways.
2. The current zoning classification allows for the subject property to be used as a bank with drive-thru windows.
3. The locations of all utilities shown on the survey are from visible surface evidence only.
4. The posted address on site is 9 West Somerset Street.
5. At the time of this survey there was no observable surface evidence of earth moving work, building construction or building additions within recent months.
6. At the time of this survey, there was no observable evidence of the subject property being used as a solid waste dump, sump or sanitary landfill.
7. At the time of this survey, there was no observable evidence of any recent changes in street right-of-way lines either completed or proposed, and available from the controlling jurisdiction.
8. At the time of this survey, there was no observable evidence of any recent street or sidewalk construction or repairs.
9. The Property surveyed and shown hereon is the same property described in Schedule A of Fidelity National Title Commitment No. 08-PHI-0516 with an effective date of June 15, 2008.
10. Subject property boundary has not been balanced and adjusted.

BASIS OF BEARING:

The meridian for all bearings shown hereon is the north line of subject property, shown as being N 80°28'30" E, per Book 1312 Page 634 of Somerset County Records.

ENCROACHMENTS:

At the time of survey there were no visible encroachments onto or beyond the subject property.

FLOOD ZONE:

By graphic plotting only said described property is located within an area having a Zone Designation X (areas determined to be outside the 500 year flood plain) by the Secretary of Housing and Urban Development, on Flood Insurance Rate Map No. [illegible], with a date of identification of September 28, 2007, for Community Number [illegible], in Somerset County, State of New Jersey, which is the current Flood Insurance Rate Map for the community in which said property is situated.

ZONING:

Zoning Classification: B-1 (Central Business District)
Maximum Building Height: 35'
Building Setbacks: Front=None, Side=None, Street Side=None, Rear=25'
Parking Setback: 15' to front street property line
Parking Ratio: 1 space per 130 square feet of gross floor area

PARKING:

31 Parking Spaces
2 Handicapped Spaces
33 Total Parking Spaces

WEST SOMERSET STREET
THOMPSON STREET
Now or Formerly
St. Paul Evangelical Lutheran Church
Now or Formerly
Raritan Investors Property Management LLC
VESTED IN:
PNC BANK
BOOK 1312 PAGE 634
TOTAL LAND AREA:
28,282 SQ. FT.
0.6494 ACRES
Now or Formerly
Krzysztof & Agnieszka Grodyk
Book 5467 Page 661
Now or Formerly
William & Lori Barrett
NORTH
GRAPHIC SCALE
0
20
40
1 INCH = 20 FT.

SURVEYOR'S LEGAL:

Commencing on the north line West Somerset Street;

Thence, along the east line of said St. Paul Evangelical Lutheran Church land, North 09°31'30" West, 200.00 feet to the Point of Beginning and containing 0.6494 acres (28,282 square feet) of land more or less, and is subject to all legal highways and easements of record.

SITE
VICINITY MAP
NOT TO SCALE

CERTIFICATION:

[illegible]

I hereby certify as of July 14, 2008 that I am a duly registered land surveyor in the State of New Jersey, that this survey was made under my supervision [illegible]

By: ____________________
Edward L. [illegible], P.L.S.
New Jersey Professional Land Surveyor No. [illegible]
For and on behalf of Millman Surveying, Inc.
Date of Survey: July 14, 2008

SYMBOL LEGEND

- R/W - Right-of-Way
- P/L - Adjoiner Property Line
- C/L - Centerline
- P.O.B. - Place/Point of Beginning
- P.O.C. - Place/Point of Commencement
- Encroachment/Protrusion
- Schedule B-Section II Item
- Number
- Deed
- Monumentation Found as Noted
- 5/8" Rebar w/Cap Set
- No. of Regular Parking Spaces
- No. of Handicap Parking Spaces
- Catch Basin
- Water Meter
- Gas Valve
- Handicap Space
- Utility Pole
- Light Pole
- Fence (As Noted)
- Overhead Utilities
- Concrete Area
- No Parking Area
- Building Area
- Brick Area

ALTA/ACSM LAND TITLE SURVEY PREPARED FOR:

AMERICAN REALTY CAPITAL, LLC
405 Park Avenue, 6th Floor
New York, NY 10022

9 West Somerset Street
Borough of Raritan
County of Somerset
State of New Jersey

Drawn By: HLP	Project Manager: ATS
Date: 7/15/08	Scale: 1"=20'
Checked: EEN	Sheet: 1 of 1

REVISION NOTES

By	Date	Comment
HLP	08/21/08	Revised Atty/Client Comments
MES	10/14/08	Client/Attorney Comments
KP	10/15/08	Client/Attorney Comments
KP	10/30/08	Client/Attorney Comments

National Commercial Division
WO Site No.: [illegible]
NJ Corp No.: [illegible]

MILLMAN SURVEYING, Inc.
CORPORATE HEADQUARTERS:
[illegible]
Phone: [illegible]
Fax: [illegible]

Exhibit C

FORM OF MEMORANDUM OF LEASE

[NOTE: TO BE CONFORMED TO LEASE PRIOR TO EXECUTION]

WHEN RECORDED MAIL TO:

PNC Bank, National Association
PNC Realty Services
Two PNC Plaza – 19th Floor
620 Liberty Avenue
Pittsburgh, PA 15222
Attn: Leasing Manager

                  SPACE ABOVE THIS LINE FOR RECORDER’S USE ___________

MEMORANDUM OF LEASE

MADE as of the                          day of              , 2008.

BY AND BETWEEN

ARC PANJOH54 LLC, a Delaware limited liability company (hereinafter called “Landlord”), having an address at 106 York Road, Jenkintown, PA 19046.

AND

PNC Bank, National Association (hereinafter called “Tenant”), a national banking association, having an office at c/o PNC Realty Services Co., Two PNC Plaza - 19th Floor, 620 Liberty Avenue, Pittsburgh, PA 15222.

WITNESSETH:

WHEREAS, as of the date hereof, Landlord and Tenant entered into a certain Lease (hereinafter called the “Lease”); and

WHEREAS, Landlord and Tenant are desirous of entering into this Memorandum of Lease as evidence of the Lease for purposes of recording in the County in which the Property (hereafter defined) is located.

NOW, THEREFORE, intending to be legally bound, Landlord and Tenant hereby set forth the following information with respect to the Lease:

1.	The name of the Landlord is ARC PANJOH54 LLC, a Delaware limited liability company.

2.	The name of the Tenant is PNC BANK, NATIONAL ASSOCIATION, a national banking association.

3.	The addresses set forth in the Lease as addresses of the parties are:

LANDLORD:	ARC PANJOH54 LLC
c/o American Realty Capital LLC
106 York Road
Jenkinton, PA 19046
Attn: William M. Kahane

TENANT:	PNC Bank, National Association
c/o PNC Realty Services
Two PNC Plaza – 19th Floor
620 Liberty Avenue
Pittsburgh, PA 15222
Attn: Leasing Manager

4.	The Lease is dated as of _____________, 2008.

5.	The description of the demised premises as set forth in the Lease is as set forth on Exhibit A attached hereto and made a part hereof (the “Property”).

6.	The date of the commencement of the term of the Lease is _________, 2008.

7.	The Rent Commencement Date is _____________, 2008.

8.
The term of the Lease is ten (10) years following the Rent Commencement Date (as defined in the Lease), and is subject to the exercise by Tenant of four (4) additional “Renewal Terms” of five (5) years each.

9.
Tenant has been granted the following exclusive use of the Property: During the Lease Term and any Renewal Terms, no other party on the Property (or on any adjacent property owned by Landlord) other than Tenant, shall use any portion of the Property or Building (as defined in the Lease) for the purpose of conducting the business of a commercial bank, savings bank, savings and loan association, credit union or mortgage bank, or other financial services organization, including, without limitation, the installation and operation of an ATM or ATMs and/or night deposit boxes, brokerage services, financial planners, title insurance companies and/or their agents, and insurance companies an/or insurance agents without the prior written consent of Tenant, which consent may be withheld in Tenant’s sole discretion.

WITNESS the due execution hereof as of the ______ day of ________, 200 _____.

WITNESS:	LANDLORD:

ARC PANJOH54 LLC, a Delaware limited liability company

By:
Name:
Title:

TENANT:
PNC BANK, NATIONAL ASSOCIATION, a national banking association

By:
Name:
Title:

EXHIBIT A
to Memorandum of Lease

Legal Description of Property

Exhibit D

FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS AGREEMENT is made and entered into this _____________ day of ____________, 2008 by and between PNC BANK, NATIONAL ASSOCIATION, a national banking association (“Tenant”) and ________________ (“Lender”) and                                              (“Landlord”).

RECITALS:

WHEREAS, Landlord has executed a lease dated as of _______ , 2008, in favor of Tenant (the “Lease”), a memorandum of which may be recorded simultaneously herewith, covering a certain Premises (the “Premises”) therein described located on a parcel of real estate, a legal description of which is attached hereto and incorporated herein by this reference as Exhibit A (said parcel of real estate and the Premises being sometimes collectively referred to herein as the “Property”); and

WHEREAS,  Landlord  has  executed  a ________________________ (the “Mortgage”) dated ___________, 2008 and recorded in the office of the Recorder/Register of Deeds of ________ County, New Jersey, in favor of Lender, payable upon the terms and conditions described therein; and

WHEREAS, it is a condition to the loan secured by the mortgage that said Mortgage shall unconditionally be and remain at all times a lien or charge upon the Property, prior and superior to the Lease and to the leasehold estate created thereby; and

WHEREAS, the parties hereto desire to assure Tenant’s possession and control of the Property under the Lease upon the terms and conditions therein contained;

NOW, THEREFORE, for and in consideration of the mutual covenants and premises herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed by the parties hereto, the parties hereto do hereby agree as follows:

AGREEMENT:

1. The Lease is and shall be subject and subordinate to the Mortgage, and to all renewals, modifications, consolidations, replacements and extensions thereof, to the full extent of the principal sum secured thereby and interest accrued and from time to time unpaid thereon, subject to this Agreement.

2.  So long as Tenant is not in default as defined in the Lease in the payment of rent, additional rent or other charges or conditions of the Lease, Tenant shall not be disturbed by Lender in Tenant’s possession, enjoyment, use and occupancy of the Premises during the original or any renewal term of the Lease or any extension or modification thereof, and Lender agrees to be bound by the Lease and all of the terms and conditions thereof. In the event of a conflict between the provisions of the Lease and the Mortgage, the terms of the Lease shall prevail.

3.  Should Lender become the owner of the Property, or should the Property be sold by reason of foreclosure or other proceedings brought to enforce the Mortgage which encumbers the Property, or should the Property be transferred by deed in lieu of foreclosure, or should any portion of the Property be sold under a trustee’s sale, this Lease shall continue in full force and effect as a direct lease between the then owner of the Property covered by the Mortgage and Tenant, upon, and subject to, all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining, including any extensions therein provided. Tenant does hereby agree to attorn to Lender or to any such owner as its landlord, and Lender hereby agrees that it will accept such attornment.

4.  Notwithstanding any other provision of this Agreement, Lender shall not be (a) liable for any default of any landlord under the Lease (including Landlord), except that Lender agrees to cure any default of Landlord that is continuing as of the date Lender forecloses the Property and receives title to the Property within thirty (30) days from the date Tenant delivers written notice to Lender of such continuing default, unless such default is of such a nature to reasonably require more than thirty (30) days to cure and then Lender shall be permitted such additional time as is reasonably necessary to effect such cure, provided Landlord diligently and continuously proceeds to cure such default; (b) subject to any offsets or defenses which have accrued prior to the date of foreclosure, unless Tenant shall have delivered to Lender written notice of the default which gave rise to such offset or defense and permitted Lender the same right to cure such default a permitted Landlord under the Lease; (c) bound by any Rent that Tenant may have paid under the Lease more than one month in advance; (d) bound by any amendment or modification of the lease hereafter made without Lender’s prior written consent; (e) responsible for the return of any security deposit, if any, delivered to Landlord under the Lease and not subsequently received by Lender.

5.   Tenant agrees that upon receipt of written notice from Lender of an uncured default by Landlord under the Mortgage or the note secured by the Mortgage, all checks for all or any part of rentals and other sums payable by Tenant under this Lease shall be delivered to and drawn to the exclusive order of Lender unless Lender or a court of competent jurisdiction directs otherwise. Such an assignment of rents shall not relieve Landlord of any of its obligations under the Lease and shall not modify or diminish any rights granted to Tenant by the Lease or this Agreement, including but not limited to, Tenant’s rights of offset or deduction. Landlord relieves Tenant of all liability for the payment of any sums as required under this paragraph 5. Tenant shall have no liability nor obligation to verify the existence of any default so alleged by Lender.

6.   All notices and other communications hereunder shall be in writing and shall be deemed given when received or refused, whether personally, by facsimile transmission (followed by regular mail), registered or certified mail (return receipt requested); or by an overnight courier service such as FedEx, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Tenant:

PNC Bank, National Association
c/o PNC Realty Services
Two PNC Plaza - 19th Floor
620 Liberty Avenue
Pittsburgh, PA 15222
Attn: Leasing Manager

If to Lender:

__________________________
__________________________
__________________________
Attn: _____________________

If to Landlord:
__________________________
__________________________
__________________________
Attn: _____________________

7.   Said Mortgage shall not cover nor encumber and shall not be construed as subjecting in any manner to the lien thereof any of Tenant’s improvements or trade fixtures, furniture, equipment or other personal property at any time placed or installed in the Premises (defined as Tenant’s Property under the Lease). In the event the Property or any part thereof shall be taken for public purposes by condemnation or transfer in lieu thereof or the same are damaged or destroyed, the rights of the parties to any condemnation award or insurance proceeds shall be determined and controlled by the applicable provisions of the Lease.

8.   This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors in interest, heirs and assigns and any subsequent owner of the Property secured by the Mortgage.

9.   Should any action or proceeding by commenced to enforce any of the provisions of this Agreement or in connection with its meaning, the prevailing party in such action shall be awarded, in addition to any other relief it may obtain, its reasonable costs and expenses, not limited to taxable costs, and reasonable attorneys’ fees.

10. Tenant shall not be enjoined as a party/defendant in any action or proceeding which may be instituted or taken by reason or under any default by Landlord in the performance of the terms, covenants, conditions and agreements set forth in the Mortgage, unless necessary to vest marketable title in Lender/Mortgagee.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

TENANT: PNC BANK, N.A.

By:
Name:
Title:	Vice President

LENDER:

By:
Name:
Title:

LANDLORD:

By:
Name:
Title:

EXHIBIT A

to Subordination, Non-Disturbance and Attornment Agreement

LEGAL DESCRIPTION OF PROPERTY

EXHIBIT E
PNC LEASES

Those certain fifty (50) lease agreements between Landlord and Tenant dated as of the date hereof relating to real property commonly known as the following street addresses:

Street Address	City	County	State
9 West Somerset Street	Raritan	Somerset	NJ
12 Outwater Lane	Garfield	Bergen	NJ
16 Highwood Avenue	Tenafly	Bergen	NJ
31 S Chester Road	Swarthmore	Delaware	PA
34 East Market Street	Blairsville	Indiana	PA
36 Bergen Street	Westwood	Bergen	NJ
45 South Martine Avenue	Fanwood	Union	NJ
49 Little Falls Road	Fairfield	Essex	NJ
50 Main Street	West Orange	Essex	NJ
82 Greenbrook Road	Dunellen	Somerset	NJ
108 East Main Street	Somerset	Somerset	PA
114 West State Street	Media	Delaware	PA
141 Franklin Turnpike	Mahwah	Bergen	NJ
150 Paris Avenue	Northvale	Bergen	NJ
204 Raritan Valley College Drive	Somerville	Somerset	NJ
207 S State Street	Clarks Summit	Lackawanna	PA
222 Ridgewood Avenue	Glen Ridge	Essex	NJ
294 Main Avenue	Clifton	Passaic	NJ
315 Haddon Avenue	Haddonfield	Camden	NJ
321 E 33rd Street	Paterson	Passaic	NJ
359 Georges Road	Dayton	Middlesex	NJ
401 West Tabor Road	Philadelphia	Philadelphia	PA
403 N Baltimore Street	Dillsburg	York	PA
404 Pennsylvania Avenue East	Warren	Warren	PA
410 Main Street	Orange	Essex	NJ
422 Broad Street	Bloomfield	Essex	NJ
425 Boulevard	Mountain Lakes	Morris	NJ
470 Lincoln Avenue	Pittsburgh	Allegheny	PA
489 Pleasant Valley Way	West Orange	Essex	NJ
510 North 6th Street	Philadelphia	Philadelphia	PA
555 Cranbury Road	East Brunswick	Middlesex	NJ
572 Pompton Avenue	Cedar Grove	Essex	NJ
583 Kearny Avenue	Kearny	Hudson	NJ
588 Newark-Pompton Turnpike	Pompton Plains	Morris	NJ
591 Route 33	Millstone	Monmouth	NJ
RR1 Box 640 (Route 611)	Tannersville	Monroe	PA
640 E. Landis Avenue	Vineland	Cumberland	NJ
1001 Cooper Street	Deptford	Gloucester	NJ
1001 East Erie Avenue	Philadelphia	Philadelphia	PA
1136-1144 Main Street	Paterson	Passaic	NJ
1170 West Baltimore Pike	Media	Delaware	PA
1265 McBride Avenue	West Paterson	Passaic	NJ
1485 Blackwood-Clementon Road	Clementon	Camden	NJ
1921 Washington Valley Road	Bridgewater Township	Somerset	NJ
1933 Bordentown Avenue	Sayreville	Middlesex	NJ
2200 Cottman Avenue	Philadelphia	Philadelphia	PA
2431 Main Street	Lawrence Township	Mercer	NJ
5900 N Broad Street	Philadelphia	Philadelphia	PA
7811 Tylersville Road	West Chester	Butler	OH
8340 Germantown Avenue	Philadelphia	Philadelphia	PA